THE NEW SWANK, INC. RETIREMENT PLAN
































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                      WHEREAS, Swank, Inc., a corporation organized and

            existing under the laws of the State of Delaware (hereinafter called the "Company"), adopted the Swank, Inc. Employee Stock

            Ownership Plan amended and restated effective January 1, 1985

            ("Prior ESOP No. 1"); the Swank, Inc. Employee Stock Ownership

            Plan No. 2 amended and restated effective January 1, 1985

            ("Prior ESOP No. 2; "Prior ESOP No. 1" and "Prior ESOP No. 2 are

            hereinafter collectively referred to as the "Prior ESOPs") and the Swank, Inc. Savings Plan, amended and restated effective

            January 1, 1985 ("Prior 401(k) Plan"); and

                      WHEREAS, the right is expressly reserved to the Com-

            pany under the Prior ESOPs and the Prior 401(k) Plan to amend each Plan at any time; and

                      WHEREAS, the Company deems it advisable to merge the

            Prior ESOPs with the Prior 401(k) Plan and restate the Prior

            ESOPs and the Prior 401(k) Plan under the terms hereinafter set forth;

                      NOW, THEREFORE, the Company does hereby merge the

            Prior ESOPs with the Prior 401(k) Plan effective as of January

            1, 1994, and does hereby amend and restate the Prior 401(k) Plan and the Prior ESOPs, effective as of January 1, 1989, to read and provide as follows:










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                                        ARTICLE I

                                       DEFINITIONS

                      When used herein, the following words shall have the

            following meanings, unless the context clearly indicates other-

            wise.

                      1.1  Account.  The word "Account" means one or more of

            several accounts established by and maintained by the Plan

            Administrator to record the interest of a Participant in the

            Plan and shall include any or all of the following, where

            appropriate:




                    (i) 401(k) Contributions Account means the account established under Section 4.1 attributable to 401(k) Contributions and earnings and losses thereon.

                   (ii) Matching Contributions Account means the subaccount established under Section 4.1 pursuant to Section 3.2(b)(i) attributable to Matching Contributions and earnings and losses thereon.

                  (iii) ESOP No. 1 Contributions Account means the subaccount established under Section 4.1 attrib-utable to ESOP No. 1 Contributions on or after January 1, 1994 pursuant to Section 3.2(b)(iii) as adjusted to reflect forfeitures and earnings and losses thereon.

                   (iv) ESOP No. 2 Contributions Account means the subaccount established under Section 4.1 attrib-utable to ESOP No. 2 Contributions on or after January 1, 1994 pursuant to Section 3.2(b)(iv), as adjusted to reflect forfeitures and earnings and losses thereon.

                    (v) Additional Contributions Cash Account means the subaccount established under Section 4.1 attrib-utable to Additional Contributions pursuant to
                           Section 3.2(b)(ii) made in cash as adjusted for


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                           earnings and losses thereon.

                   (vi) Additional Contributions Securities Account means the subaccount established under Section 4.1 attributable to Additional Contributions pursuant to Section 3.2(b)(ii) made in Qualifying Employer Securities as adjusted for earnings and losses thereon.

                  (vii) Prior ESOP No. 1 Account means the account estab-lished under Section 4.1 attributable to a Par-ticipant's account under Prior ESOP No. 1 deter-mined as of December 31, 1993.

                 (viii) Prior ESOP No. 2 Accounts means the account established under Section 4.1 attributable to a Participant's account under Prior ESOP No. 2 determined as of December 31, 1993.

                   (ix) Prior 401(k) Plan "A" Account means the account established under Section 4.1 attributable to a Participant's "A" Account under the Prior 401(k) Plan determined as of December 31, 1993.

                    (x) Prior 401(k) Plan "B" Account means the account established under Section 4.1 attributable to a Participant's "B" Account under the Prior 401(k) Plan determined as of December 31, 1993.

                   (xi) Prior 401(k) Plan "C" Account means the account established under Section 4.1 attributable to a Participant's "C" Account under the Prior 401(k) Plan determined as of December 31, 1993.

                  (xii) ESOP No. 1 Accounts means the Prior ESOP No. 1 Account and the ESOP No. 1 Contributions Account.

                 (xiii) ESOP No. 2 Accounts means the Prior ESOP No. 2 Account and the ESOP No. 2 Contributions Account.

                  (xiv) ESOP Diversification Account means the account established under Section 6.3(a)(iv)(C) which represents amounts held in a Participant's ESOP No. 1 Accounts which such Participant has elected to diversify pursuant to Section 6.3(a)(iv).

                   (xv) Employee Account means the account established under Section 4.1 attributable to a Participant's Employee Account under the Prior 401(k) Plan (reflecting after-tax employee contributions made under the Prior 401(k) Plan on or before December


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                           31, 1988) determined as of December 31, 1993, as
                           adjusted for earnings and losses thereon.

                      The term "Account Balance" means the aggregate bal-

            ances in a Participant's 401(k) Contributions Account, Discre-

            tionary Contributions Account, Matching Contributions Account,

            ESOP No. 1 Contributions Account, ESOP No. 2 Contributions

            Account, Additional Contributions Cash Account, Additional Con-

            tributions Securities Account, Prior 401(k) Plan "A" Account,

            Prior 401(k) Plan "B" Account, Prior 401(k) Plan "C" Account,

            Prior ESOP No. 1 Account, Prior ESOP No. 2 Account, Rollover

            Account, ESOP Diversification Account, and Employee Account.

            The term "Discretionary Contribution Account" means all of the accounts listed in clauses (ii)-(vi) above collectively, a com-

            bination of such accounts, or any of such accounts individually.

            The term "ESOP Account Balances" or "ESOP Accounts" means the aggregate balances in a Participant's ESOP No. 1 Contributions

            Account, ESOP No. 2 Contributions Account, Prior No. ESOP 1

            Account, and Prior ESOP No. 2 Account.  The term "401(k) Account

            Balances" or "401(k) Accounts" means the aggregate balances of a

            Participant's 401(k) Contributions Account, Matching Contribu-

            tions Account, Prior 401(k) Plan "B" Account, and Prior 401(k)

            Plan "C" Account.

                      1.2  Additional Contributions.  The term "Additional

            Contributions" means the contributions, if any, made by an

            Employer pursuant to Section 3.2(b)(ii).

                      1.3  Beneficiary.  The word "Beneficiary" means such



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            person or persons or legal entity as may be designated by a Par-

            ticipant to receive benefits hereunder after his death.  In the event of the absence, lapse or failure of such designation for any reason whatsoever, the term Beneficiary shall mean:  (a) the

            Participant's surviving spouse, if any, (b) if the Participant dies without a spouse surviving, his issue in equal shares per stirpes; or (c) if the Participant dies without a spouse or issue surviving, his executor or legal representative.  Notwith-

            standing any other provision of the Plan to the contrary, any

            Beneficiary designation or change of Beneficiary designation by a Participant which would result in the designation of a Benefi-

            ciary other than the Participant's spouse shall not be effective unless (i) the Participant's spouse consents to the designation or change (or has previously so consented) or (ii) it is estab-

            lished to the satisfaction of the Committee that such consent cannot be obtained because the Participant's spouse cannot be located or because of such other circumstances as may be pre-

            scribed in regulations issued by the Department of Treasury.

            Any consent by a Participant's spouse must be in writing, must acknowledge the effect of the designation or change being made by the Participant and must be notarized or witnessed by a mem-

            ber of the Committee.

                      1.4  Board.  The word "Board" means the Board of

            Directors of the Company, or any committee appointed by the

            Board and serving at the pleasure of the Board which is given authority to exercise some or all of the powers of the Board


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            with respect to the Plan, the Trust and the Trust Fund.

                      1.5  Break In Service Year.  The term "Break In Ser-

            vice Year" means any Plan Year (except periods during which an

            Employee is on a Leave of Absence) which ends after a Termina-

            tion of Employment (including the Plan Year in which such termi-

            nation occurred, if applicable) in which a Participant does not complete more than five hundred (500) Hours of Service.  Solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Ser-

            vice which such individual would have completed but for a

            "maternity or paternity absence," as determined by the Committee in accordance with this Section 1.5 and the Code; provided, how-

            ever, that the total Hours of Service credited by reason of any such pregnancy or placement shall not exceed 501 hours and that the individual timely provides the Committee with such informa-

            tion as it shall require.  Hours of Service credited for a maternity or paternity absence shall be credited entirely (a) in the Plan Year in which the absence began if such Hours of

            Service are necessary to prevent a Break in Service in such year, or (b) in the following Plan Year.  For purposes of this

            Section 1.5, "maternity or paternity absence" shall mean an absence from work by reason of (i) the individual's pregnancy,

            (ii) the birth of the individual's child, (iii) the placement of a child with the individual in connection with adoption of the child by such individual, or (iv) for purposes of caring for a child for the period immediately following such birth or place-


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            ment.

                      1.6  Claims Supervisor.  The term "Claims Supervisor"

            means the person designated by the Committee as the Claims

            Supervisor.

                      1.7  Code.  The word "Code" means the Internal Revenue

            Code of 1986, as amended, as it now exists or may from time to time be further amended.

                      1.8  Committee.  The word "Committee" means the 401(k)

            Savings and Stock Ownership Plan Administrative Committee pro-

            vided for in Article IX.

                      1.9  Company.  The word "Company" means Swank, Inc., a

            Delaware corporation, or any successor thereof.

                      1.10  Compensation.  The word "Compensation" means the

            total of all amounts paid by the Employer to or for the benefit of a Participant for services rendered by the Participant during the applicable Plan Year which is subject to withholding of

            Federal income tax for the Plan Year (or which would have been subject to such withholding if the Participant were a citizen of the United States) prior to reduction for 401(k) Contributions made with respect to such Plan Year pursuant to Section 3.1,

            except:  (i) deferred compensation (other than 401(k) Contribu-

            tions made pursuant to Section 3.1) or contributions to any other retirement, pension or profit-sharing plan or trust, stock options and any gain or income attributable thereto; (ii) con-

            tributions by an Employee to an arrangement maintained by an

            Employer pursuant to Code Section 125; (iii) fifteen percent


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            (15%) of Compensation paid to a salesperson employed on a com-

            mission basis where such Compensation is subject in full to withholding of Federal income tax and includes expense allow-

            ances and expense reimbursements, and (iv) any compensation which would not be subject to such withholding but for a volun-

            tary withholding agreement between the Employer and the

            Employee.  Notwithstanding the foregoing, "Compensation" with respect to Plan Years commencing on or after January 1, 1989 and ending December 31, 1993 shall be limited to $200,000 (as

            adjusted under Code Section 415(d)), and for Plan Years commenc-

            ing on or after January 1, 1994, "Compensation" shall be limited to $150,000 (as adjusted under Code Section 415(d)).

                      1.11  Controlled Group.  The term "Controlled Group"

            means (i) any Controlled Group of corporations as defined in

            Code Section 414(b) in which the Company is a member; (ii) any trades or businesses, whether incorporated or not, under common control as defined in Code Section 414(c), of which the Company is a part, and (iii) any Affiliated Service Group, as defined in

            Code Section 414(m), in which the Company is a member.

                      1.12  Disability or Disabled.  The words "Disability

            or Disabled" mean the total and permanent incapacity of a Par-

            ticipant to perform the usual duties of his employment classifi-

            cation and an inability to be gainfully employed by the Employer by reason of any medically determinable physical or mental impairment; such incapacity shall be deemed to exist only if certified by a disinterested physician appointed by the Commit-


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            tee.

                      1.13  Discretionary Contributions.  The term Discre-

            tionary Contributions means the contributions, if any, made by an Employer pursuant to Section 3.2.

                      1.14  Eligibility Period of Service.  The term "Eligi-

            bility Period of Service" means the twelve (12) consecutive month period commencing on an Employee's date of employment and thereafter the first Plan Year commencing on or after such

            Employee's date of employment and each Plan Year thereafter in which such Employee is first credited with at least one-thousand

            (1,000) Hours of Service.

                      Eligibility Period of Service shall include a twelve

            (12) consecutive month period in which an Employee was credited with at least one-thousand (1,000) Hours of Service with a predecessor employer if the Board so determines.

                      1.15  Employee.  The word "Employee" means a person

            employed by the Employer, including a Leased Employee (unless the provisions of Code Section 414(n)(5) are satisfied in

            respect of such Leased Employee).

                      1.16  Employer.  The word "Employer" means the Company

            and any members of the Controlled Group which the Board may authorize to adopt this Plan and which shall adopt this Plan under such terms and conditions as the Board may specify.

                      1.17  Entry Date.  The term "Entry Date" means July 1

            and January 1 of each Plan Year.

                      1.18  ERISA.  The term "ERISA" means the Employee


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            Retirement Income Security Act of 1974, as it now exists or may from time to time be amended.

                      1.19  ESOP No. 1 Contributions.  The term "ESOP No. 1

            Contributions" means the contributions, if any, made by an

            Employer pursuant to Section 3.2(b)(iii).

                      1.20  ESOP No. 2 Contributions.  The term "ESOP No. 2

            Contributions" means the contributions, if any, made by an

            Employer pursuant to Section 3.2(b)(iv).

                      1.21  Exempt Loan.  The term "Exempt Loan" shall mean

            a loan or other extension of credit between the portion of the

            Plan representing ESOP No. 1 Accounts and a "party in interest"

            (within the meaning of Section 3(14)(A) of ERISA) or a "disqual-

            ified person" (within the meaning of Code Section 4975) which is

            (i) used to acquire Qualifying Employer Securities and (ii)

            exempt from the prohibited transaction provisions of ERISA Sec-

            tion 406 and Code Section 4975.

                      1.22  Fiduciary.  The word "Fiduciary" means the Com-

            mittee, each member thereof, the Trustee and any other person,

            group of persons or entity regarded as a fiduciary with respect to the Plan or the Trust Fund within the meaning of Section

            3(21) of ERISA.  A person, group of persons or entity may serve in more than one fiduciary capacity.

                      1.23  401(k) Contributions.  The term "401(k) Contri-

            butions" means contributions made by an Employer pursuant to

            Section 3.1.

                      1.24  Former Participant.  The term "Former Partici-


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            pant" means a Participant whose employment with the Employer has terminated because of retirement, Disability or other Termina-

            tion of Employment and who has not received the full benefit to which he is entitled hereunder.

                      1.25  Highly Compensated Employee.  The term "Highly

            Compensated Employee" means an individual determined to be a highly compensated employee in accordance with Code Section

            414(q), and the rules and regulations promulgated thereunder.

                      1.26  Hour of Service.  The term "Hour of Service"

            means each completed hour during the applicable computation period (including overtime) for which an Employee is directly or indirectly paid or entitled to payment for the performance of services for a member of the Controlled Group (including service as a Leased Employee of such member, but not including severance or termination pay) and for periods of vacation, holiday, jury duty, sick leave, temporary disability, temporary layoff or

            Leave of Absence during which the Employee performed no services but received compensation therefor and each hour for which back pay irrespective of mitigation of damages is either awarded or agreed to by the Employer, as determined on the basis of records maintained by the members of the Controlled Group; provided,

            however, that as an alternative in the case of employees not compensated on an hourly basis or in the case of hourly paid employees whose records are not available (except where such hours are required to be counted and recorded by any other fed-

            eral law, such as the Fair Labor Standards Act), such Employees


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            shall be credited with forty-five (45) Hours of Service for each completed week or part thereof with respect to which compensa-

            tion is directly or indirectly paid or the Employee is entitled to payment.  Hours of Service shall be computed in accordance with Department of Labor Regulations Section 2530.200 b-2(b),

            and (c).

                      1.27  Investment Fund.  The term "Investment Fund"

            means any separate investment fund established by the Committee under Article VI in which a Participant may direct the invest-

            ment of any of the Participant's Accounts other than the ESOP

            Accounts (other than the portion of the ESOP Accounts subject to diversification under Section 6.3(a)(iv)) and the Additional

            Contributions Securities Account.

                      1.28  Investment Manager.  The term "Investment Man-

            ager" means a Fiduciary (other than a Trustee or a Named Fidu-

            ciary) (a) who has the power to manage, acquire or dispose of any asset of the Trust Fund, (b) who is (i) registered as an investment adviser under the Investment Advisers Act of 1940,

            (ii) is a bank as defined in that Act, or (iii) is an insurance company qualified to perform services described in (a) of this

            Section under the laws of more than one state; and (c) has acknowledged in writing that it is a Fiduciary with respect to the Plan.

                      1.29  Key Employee.  The term "Key Employee" means an

            individual described in Code Section 416(i)(1).

                      1.30  Leased Employee.  The term "Leased Employee"


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            means a person described in Code Section 414(n)(2).

                      1.31  Leave of Absence.  The term "Leave of Absence"

            means:

                                (a)  Authorized leave of absence not to

                      exceed two (2) years followed by a return to work on

                      or before the expiration of such authorized leave of

                      absence;

                                (b)  Disability, causing an absence followed

                      by a resumption of active employment with a member of

                      the Controlled Group within sixty (60) days after the

                      termination of such Disability; and

                                (c)  a leave of absence from active

                      employment of a member of the Controlled Group during

                      which an Employee is in the Armed Forces of the United

                      States under circumstances which entitle him to

                      reemployment and other related rights, provided the

                      Employee reenters the employ of a member of the

                      Controlled Group within the period during which his

                      re-employment rights are protected by law without any

                      intervening employment with an employer which is not a

                      member of the Controlled Group.  In the event that a

                      person in such military service fails to return to

                      employment within such period, he shall be deemed to

                      have terminated his employment for all purposes

                      hereunder as of the commencement of his military

                      service.


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                      1.32  Matching Contributions.  The term "Matching Con-

            tributions" means the contributions, if any, made by an Employer pursuant to Section 3.2(b)(i).

                      1.33   Named Fiduciary.  The term "Named Fiduciary"

            means (a) the Committee with respect to the control and manage-

            ment of the operation and administration of the Plan and (b) the

            Trustee with respect to the management and investment of the assets held in the Trust Fund, except to the extent such powers are exercised by an Investment Manager.

                      1.34  Participant.  The word "Participant" means an

            Employee who is eligible to participate in the Plan pursuant to

            Article II hereof.  For purposes of the Plan, the term "Former

            Participant" means a Participant whose employment with the

            Employer has ceased and who has not received the full benefit to which he is entitled hereunder.

                      1.35  Permissive Aggregation Group.  The term "Permis-

            sive Aggregation Group" means the Required Aggregation Group plus any other qualified plan or plans of a member of the Con-

            trolled Group which, when considered as a group with the

            Required Aggregation Group, would continue to satisfy the

            requirements of Code Sections 401(a)(4) and 410.

                      1.36  Plan.  The word "Plan" means the New Swank, Inc.

            Retirement Plan adopted as of the Restatement Date and as set forth in and by this document and all subsequent amendments hereto and/or restatements hereof.

                      1.37  Plan Administrator.  The term "Plan Administra-


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            tor" means the Committee, or such other person or persons as may be designated as the Plan Administrator by the Committee.

                      1.38  Plan Year; Limitation Year.  Both the term "Plan

            Year" and the term "Limitation Year" mean the twelve (12) month period January 1 through December 31.

                      1.39  Prior ESOP No. 1.  The term "Prior ESOP No. 1"

            means the Swank, Inc. Employee Stock Ownership Plan as amended and restated effective January 1, 1985.

                      1.40  Prior ESOP No. 2.  The term "Prior ESOP No. 2"

            means the Swank, Inc. Employee Stock Ownership Plan No. 2 as amended and restated effective January 1, 1985.

                      1.41  Prior 401(k) Plan.  The term "Prior 401(k) Plan"

            means the Swank, Inc. Savings Plan as amended and restated

            effective January 1, 1985.

                      1.42  Prior ESOP Participant.  The term "Prior ESOP

            Participant" means a person who was a Participant (as defined in

            Prior ESOP No. 1 or Prior ESOP No. 2) in either Prior ESOP No. 1 or Prior ESOP No. 2 on December 31, 1988.

                      1.43  Prior 401(k) Plan Participant.  The term "Prior

            401(k) Plan Participant" means a person who was a Participant

            (as defined in the Prior 401(k) Plan) in the Prior 401(k) Plan on December 31, 1988.

                      1.44  Qualified Non-Elective Contributions.  The term

            "Qualified Non-Elective Contributions" means Employer contribu-

            tions other than 401(k) Contributions and Matching Contribu-

            tions, made in accordance with Section 3.2(b)(v) and which sat-


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            isfy the requirements of Treasury Regulations Section

            1.401(k)-1(g)(13)(iii).

                      1.45  Qualifying Employer Securities.  The term "Qual-

            ifying Employer Securities" means common stock issued by the

            Company which is readily tradeable on an established securities market, or, if none, common stock issued by the Company having a combination of voting rights and dividend rights equal to or in excess of that class of common stock of the Company having the greatest voting power and that class of stock of the Company having the greatest dividend rights.

                      1.46  Required Aggregation Group.  The term "Required

            Aggregation Group" means (1) each qualified plan of a member of the Controlled Group in which at least one Key Employee partici-

            pates, and (2) any other qualified plan of a member of the Con-

            trolled Group which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) and 410.

                      1.47  Restatement Date.  The term "Restatement Date"

            means January 1, 1989.

                      1.48  Retirement Age/Date.  The term "Retirement Age"

            means age sixty-five (65).  The term "Retirement Date" means the

            Valuation Date coincident with or next succeeding the Partici-

            pant's attainment of Retirement Age.

                      1.49  Super Top-Heavy Plan Year.  The term "Super Top-

            Heavy Plan Year" shall have the same definition as "Top-Heavy

            Plan Year," except that the words "90 percent" shall be

            substituted for the words "60 percent" in clause (a) of such


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            definition.

                      1.50  Termination of Employment.  The words "Termina-

            tion of Employment" mean the cessation of full-time employment

            (other than a Leave of Absence) with the Employer and all mem-

            bers of the Controlled Group.

                      1.51  Top-Heavy Determination Date.  The term "Top-

            Heavy Determination Date" means with respect to whether a Plan

            Year is a Top-Heavy Plan Year, the last day of the preceding

            Plan Year, except that for the first Plan Year of the Plan, it shall mean the last day of such first Plan Year.

                      1.52  Top-Heavy Plan Year.  The term "Top-Heavy Plan

            Year" means a Plan Year with respect to which any of the follow-

            ing conditions exists as of the Top-Heavy Determination Date for such Plan Year:

                           (a)  If the Top-Heavy Ratio for this Plan exceeds

            60 percent and this Plan is not part of any Required Aggregation

            Group or Permissive Aggregation Group;

                           (b)  If this Plan is part of a Required Aggrega-

            tion Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds

            60 percent, or

                           (c)  If this Plan is part of a Required Aggrega-

            tion Group and part of a Permissive Aggregation Group and the

            Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

                      1.53  Top-Heavy Ratio.  The term "Top-Heavy Ratio"


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            means the ratio the aggregate of the accounts of Key Employees on the Top-Heavy Valuation Date bears to the aggregate of the accounts of all Employees on such Top-Heavy Valuation Date, com-

            puted in accordance with the provisions of Code Section 416(g).

                      1.54  Top-Heavy Valuation Date.  The term "Top-Heavy

            Valuation Date" means with respect to a Top-Heavy Determination

            Date the most recent valuation date occurring within the twelve

            (12) month period ending on the Top-Heavy Determination Date.

                      1.55  Trust Agreement.  The words "Trust Agreement"

            shall mean that certain trust agreement dated as of January 1,

            1994 between the Company and the trustees named thereunder pur-

            suant to which contributions to the Plan shall be received,

            held, invested and disbursed to or for the benefit of Partici-

            pants, Former Participants and their Beneficiaries.

                      1.56  Trustee.  The word "Trustee" means the original

            Trustee appointed to administer the Trust Fund pursuant to the

            Trust Agreement and any person, corporation, association or com-

            bination thereof which shall accept the appointment as a succes-

            sor Trustee or additional Trustee pursuant to the Trust Agree-

            ment to execute the duties of Trustee as specifically set forth herein and in the Trust Agreement.

                      1.57  Trust Fund.  The words "Trust Fund" mean all

            assets held by the Trustee for purposes of this Plan.

                      1.58  Valuation Date.  The term "Valuation Date" shall

            mean the last day of the Plan Year or any other date which the

            Committee determines is necessary to value the assets of the


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            Plan.  If any portion of the Trust Fund or any Investment Fund is invested in a manner which permits daily valuation of a Par-

            ticipant's Account Balances without incremental cost or the Com-

            mittee otherwise directs, then the date of liquidation of a Par-

            ticipant's investments therein for distribution or reinvestment shall also be a Valuation Date.

                      1.59  Vesting Years of Service.  The term "Vesting

            Years of Service" means all calendar years in which a Partici-

            pant is credited with at least one-thousand (1,000) Hours of

            Service with a member of the Controlled Group after it became a member of the Controlled Group irrespective of whether such Par-

            ticipant is then participating in the Plan; provided, however,

            that if an Employee completes an Eligibility Period of Service

            (which is not coincident with a Plan Year) commencing on his date of employment, but does not receive credit for at least one-thousand (1,000) Hours of Service during either of the Plan

            Years included in his Eligibility Period of Service, such Eligi-

            bility Period of Service shall be deemed to be a Vesting Year of

            Service.

                      Vesting Years of Service shall include Plan Years in

            which such Employee is credited with at least one-thousand

            (1,000) Hours of Service with a predecessor employer in any case where the Employer maintains a plan of a predecessor employer or in any case in which the Employer maintains a plan which is not the plan of the predecessor employer but with respect to which it is determined by the Board that credit hereunder with such


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            predecessor employer should be given.




















































    -21-
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                                       ARTICLE II

                              ELIGIBILITY AND PARTICIPATION



                 2.1  Requirements For Eligibility and Participation. (a)

            Each person other than a Leased Employee, who, as of the

            Restatement Date, was a Prior ESOP Participant or a Prior 401(k)

            Plan Participant, and each Employee who, on or prior to the

            Restatement Date, had attained age twenty-one (21) and completed one (1) Eligibility Period of Service, or completed two (2) Eli-

            gibility Periods of Service, whichever is earlier, shall be eli-

            gible to be a Participant as of the Restatement Date.

                 (b)  Each Employee other than as described in Section 2.1

            (other than (i) a person who is covered by any other pension or welfare plan to which the Employer contributes other than that provided under the Social Security Act or other like Act of the

            United States Government or any State, (ii) a person included in a unit of employees covered by a collective bargaining agreement with respect to which retirement benefits have been the subject of good faith bargaining unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible to participate upon compliance with such provisions for eligibility and participation as such agreement and this Plan shall provide, or (iii) a Leased Employee), shall be eligible to become a Participant on the Entry Date coincident with or next following the earlier of (i) attainment by such


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            Employee of age twenty-one (21) and completion by such Employee of one (1) Eligibility Period of Service or (ii) completion by such Employee of two (2) Eligibility Periods of Service.

            Participation status shall continue so long as the Participant remains an Employee and there has been no Termination of

            Employment.

                 2.2  Designation of Beneficiary.  Each Participant shall

            designate in writing a Beneficiary to receive his benefits hereunder in the event of death.

                 2.3  Effect of Leave of Absence.  If any Employee is on an

            authorized Leave of Absence after he has become a Participant in the Plan, he shall continue to remain a Participant during the period of such Leave of Absence and except as otherwise

            determined by the Committee on a uniform and nondiscriminatory basis applicable to all Participants, shall be credited solely for purposes of determining Vesting Years of Service, with the same number of Hours of Service as if such Employee was actively employed during such period of Leave of Absence.  However, dur-

            ing the period of such Leave of Absence, no contributions shall be allocated to the credit of his Account except for Compensa-

            tion he receives directly from the Employer during each Plan

            Year including all or part of such Leave of Absence.  If such

            Participant does not return to the employ of the Employer prior to the expiration of such Leave of Absence, it shall be conclu-

            sively presumed that his employment was terminated on or as of the date of the commencement of such Leave of Absence. However,


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            if the death of such Participant occurs prior to the expiration of such Leave of Absence, the death benefit under Article V,

            based on his participation, shall be payable; and if he shall become totally and permanently Disabled, he shall be entitled to the benefit as provided for a totally and permanently Disabled

            Participant in Article V.

                 2.4  Joint Employment.  Any Participant employed by more

            than one Employer shall be considered an Employee of each such

            Employer for the purpose of the Plan except that concurrent employment with more than one (1) Employer shall not result in a duplication of Eligibility Years of Service.

                 2.5  Service For Less Than 1,000 Hours.  A Participant who

            is not on Leave of Absence and who does not incur a Termination of Employment but who fails to be credited with at least one-

            thousand (1,000) Hours of Service during a Plan Year shall continue to be a Participant but shall not receive a share of

            Discretionary Contributions with respect to such Plan Year.

                 2.6  Termination of Employment.

                 (a)  A Participant who (i) incurs a Termination of

            Employment (ii) has at least one (1) Break In Service Year end-

            ing after such termination and before re-employment, and (iii)

            is thereafter re-employed as an Employee shall be required to satisfy the requirements of Section 2.1 to become a Participant after his re-employment but participation shall be retroactive to the date of re-employment.  An Employee who (i) incurs a Ter-

            mination of Employment prior to becoming a Participant but after completing an Eligibility Period of Service and (ii) is re-

            employed after he has at least one Break In Service Year must complete another Eligibility Period of Service and satisfy the requirements of Section 2.1 to become a Participant, but par-

            ticipation shall be retroactive to his date of re-employment.

                 (b)  A Participant who incurs a Termination of Employment

            but who is re-employed as an Employee before he has at least one

            (1) Break In Service Year shall become a Participant on his date of re-employment.  An Employee who (i) incurs a Termination of

            Employment prior to becoming a Participant but after completing an Eligibility Period of Service and (ii) is re-employed before he has at least one Break In Service Year but after the Entry

            Date coincident with or next following his completion of his

            Eligibility Period of Service shall become a Participant on his date of re-employment.

                 2.7  Assent to Terms of Plan.  Each Participant shall be

            deemed conclusively for all purposes to have assented to the terms of the Plan and shall be bound thereby with the same force and effect as if he had executed the Plan and the Trust Agree-

            ment as a party thereto.














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                                       ARTICLE III

                                      CONTRIBUTIONS



                      3.1  401(k) Contributions.  (a) Each Employee who

            meets the eligibility requirements of Article II and thereby becomes a Participant, may, subject to the provisions of

            Section 3.7, elect to contribute to the Plan a percentage of the

            Participant's Compensation for such Plan Year, by authorized

            Compensation reductions.  The percentage of 401(k) Contributions shall be designated on such form as may be prescribed by the

            Committee.  The Committee may, in its discretion and on a uni-

            form and non-discriminatory basis, permit Participants to desig-

            nate dollar amounts rather than percentages.  Any contributions under this Section 3.1 shall be credited to the Participant's

            401(k) Contributions Account.

                      (b)  Election.   The election pursuant to this Section

            3.1 shall be made by a Participant in writing, in such form as may be prescribed by the Committee, at least fifteen (15) days prior to the Entry Date with respect to which the election is to be effective.  The Committee may, in its discretion, waive the fifteen (15) day notice period set forth in the preceding sen-

            tence.  Such election shall be deemed to authorize the Employer to make reductions to a Participant's Compensation for the pur-

            pose of making 401(k) Contributions under this Section 3.1.

                      (c) Change or Suspension in Rate of 401(k) Contribu-tion. As of the end of each quarter of each Plan Year, a Par-

            ticipant may elect to decrease or increase the rate of 401(k)

            Contributions made on such Participant's behalf to a different percentage to be effective as of the first day of the next quar-

            ter Plan Year by filing a notice to that effect with the Commit-

            tee.  A Participant may suspend 401(k) Contributions at any time by filing a notice to that effect with the Committee.  A Par-

            ticipant may again have 401(k) Contributions made on the Partic-

            ipant's behalf as of the first day of a Plan Year subsequent to such prior suspension by filing notice to that effect with the

            Committee.  All notices pursuant to this Subsection 3.1(c) shall be filed at least fifteen (15) days prior to the date with respect to which such change, suspension or resumption in the rate of 401(k) Contributions is to be effective.  All notices filed pursuant to this Subsection 3.1(c) shall be effective as soon as practicable.  The Committee may, in its discretion and on a uniform and non-discriminatory basis, waive the fifteen

            (15) day notice period set forth herein and permit changes or suspensions in the rate of 401(k) Contributions to be effective as of such dates designated by the Committee.

                      3.2  Discretionary Contributions.  (a)  For each Plan

            Year, in addition to 401(k) Contributions set forth in Section

            3.1, the Employer may, in its sole discretion, contribute to the

            Plan such amount as the Employer may claim as a deduction pursu-

            ant to Code Section 404 on its federal income tax return for the current taxable year.

                      (b)  Discretionary Contributions may take any, all or

            any combination of the following forms:

                (i)             Matching Contributions (within the meaning of

                                Code Section 401(m)(4)) which, if made, may

                                be made in the form of cash or Qualifying

                                Employer Securities, in the discretion of the

                                Employer;

                (ii)            Additional Contributions which, if made, may

                                be made in the form of cash, Qualifying

                                Employer Securities or any combination

                                thereof, in the discretion of the Employer;

                (iii)           ESOP No. 1 Contributions, which, if made, may

                                be in the form of cash which shall be used to

                                purchase Qualifying Employer Securities, or

                                Qualifying Employer Securities which may be

                                purchased with the proceeds of an Exempt

                                Loan, in the discretion of the Employer.

                (iv)            ESOP No. 2 Contributions, which if made, may

                                be in the form of cash which shall be used to

                                purchase Qualifying Employer Securities, or

                                Qualifying Employer Securities, in the

                                discretion of the Employer.

                (v)             Qualified Non-Elective Contributions, which,

                                if made, may be made in the form of cash or

                                Qualifying Employer Securities or any

                                combination thereof, in the discretion of the


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






                                Employer.

                      3.3  Time of Payment.  Payment of a Discretionary Con-

            tribution (or any portion thereof) of the Employer for any Plan

            Year may be made from time to time at the direction of the

            Employer's Board of Directors but in no event later than the date prescribed by law for filing the Employer's federal income tax return, including extensions thereof, for the taxable year in which the Employer will deduct such contribution.

                      3.4  Contributions After Normal Retirement Age.

                      (a)  A Participant who has attained Normal Retirement

            Age may continue to have contributions made on such Partici-

            pant's behalf in accordance with Sections 3.1 and 3.2.

                      (b)  A Participant who has commenced to receive dis-

            tributions of such Participant's Account Balance pursuant to

            Article VIII may continue to have contributions made on such

            Participant's behalf in accordance with Sections 3.1 and 3.2.

                      3.5  Return of Employer Contributions; Deductibility.

                      (a)  Notwithstanding the provisions of Section 3.1 and

            3.2, contributions shall be returned to an Employer under the following circumstances:

                     (i)   Mistake.  If and to the extent that any contribu-

                 tion was made by a mistake in fact, the Committee may

                 direct the Trustee to return the contribution to the

                 Employer making such mistake at any time within one (1)

                 year after the payment of such contribution.

                    (ii) Failure to Qualify. If and to the extent that the Internal Revenue Service determines that the Plan or

                 Trust does not qualify under the provisions of Code Sec-

                 tions 401(a) or 501(a), respectively, either in its

                 entirety or with respect to any Employer, all contributions made by any Employer with respect to whom the Plan or Trust does not qualify by or after the date as of which the fail-

                 ure to qualify is deemed to have occurred shall be returned to such Employer by the Trustee, upon direction given by

                 the Committee to the Trustee, within one (1) year after the date of denial of qualification.

                   (iii)   Nondeductibility.  If and to the extent that the

                 Internal Revenue Service determines that a contribution is not deductible under Code Section 404, the Committee shall direct the Trustee to return the contribution to the

                 Employer making such contribution at any time within one

                 (1) year after the date of disallowance.

                    (iv)   Adjustments.  Any contribution returned pursuant

                 to this Section 3.5 shall be adjusted to reflect its pro-

                 portionate share of the Trust Fund's losses but not prof-

                 its.

                     (v)   Limitation on Rights.  Notwithstanding any provi-

                 sion of this Plan to the contrary, the right or claim of

                 any Participant, Former Participant or Beneficiary to any

                 asset of the Trust or to any benefit under the Plan shall

                 be subject to and limited by the provisions of this Section

                 3.5.


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






                      All contributions shall be conditioned upon qualifica-

            tion of the Plan and Trust under Code Sections 401(a) and 501(a)

            and the deductibility of such contributions under Code Section

            404.

                      3.6  Limitations on 401(k) Contributions.

                      (a)  Notwithstanding the provisions of Section 3.1, in

            no event shall the 401(k) Contributions for any Participant for any calendar year exceed the limitation prescribed under Code

            Section 402(g)(1) (as adjusted in accordance with Code Section

            415(d)) for such calendar year.

                      (b)  Notwithstanding the provisions of Section 3.1,

            the Committee shall limit the amount of 401(k) Contributions made on behalf of each Employee who is a Highly Compensated

            Employee who is eligible to participate any time during the Plan

            Year to the extent necessary to ensure that either of the fol-

            lowing tests is satisfied:

                         (i)    the "Actual Deferral Percentage" (as herein-

                                after defined) for the group of Employees

                                eligible to participate in the Plan who are

                                Highly Compensated Employees is not more

                                than the Actual Deferral Percentage of all

                                other Employees eligible to participate in

                                the Plan multiplied by 1.25; or

                        (ii)    the excess of the Actual Deferral Percentage

                                for the group of Employees eligible to par-

                                ticipate in the Plan who are Highly Compen-


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






                                sated Employees over that of all other

                                Employees eligible to participate is not

                                more than two percentage points, and the

                                Actual Deferral Percentage for the group of

                                Employees eligible to participate in the

                                Plan who are Highly Compensated Employees is

                                not more than the Actual Deferral Percentage

                                of all other Employees eligible to partici-

                                pate in the Plan multiplied by 2.0.

                      (c)  For purposes of this Section 3.6, the term

            "Actual Deferral Percentage" shall mean, for any specified group of Employees eligible to participate in the Plan, the average of such Employees' Deferral Percentages (as defined below).

            For purposes of this Section 3.6, the term "Deferral Percentage"

            shall mean, for any Employee eligible to participate in the Plan at any time during the Plan Year, the ratio of:

                         (i)    the aggregate of the 401(k) Contributions

                                which, in accordance with the rules set

                                forth in Treasury Regulation Section

                                1.401(k)-1(b)(4), are taken into account

                                with respect to such Plan Year, to

                        (ii)    such Employee's Code Section 414(s) compen-

                                sation for such Plan Year.  For this pur-

                                pose, Code Section 414(s) compensation shall

                                mean compensation as described under Code

                                Section 415(c)(3) and the regulations there-under, and shall also include all amounts currently not included in the Employee's

                                gross income by reason of Code Sections 125

                                and 402(a)(8).  Notwithstanding the previous

                                sentence, Code Section 414(s) compensation

                                shall mean W-2 compensation as described in

                                Treasury Regulation Sections

                                1.414(s)-1(d)(2) and 1.415-2(d)(11), and

                                shall also include all amounts currently not

                                included in the Employee's gross income by

                                reason of Code Sections 125 and 402(g)(8).

                                In the case of an Employee who begins,

                                resumes, or ceases to be eligible to make

                                401(k) Contributions during a Plan Year, the

                                amount of Code Section 414(s) compensation

                                included in the Actual Deferral Percentage

                                test is the amount of Code Section 414(s)

                                compensation received by the Employee during

                                the entire Plan Year.

                      (d)  The Deferral Percentage for any Participant who

            is a Highly Compensated Employee for the Plan Year and who is

            eligible to have 401(k) Contributions made on his behalf under two or more arrangements described in Code Section 401(k) that are maintained by the Employer shall be determined as if such

            401(k) Contributions were made under a single arrangement.

            If the Plan is permissibly aggregated or is required to be aggregated with other plans having the same plan year, as pro-

            vided under Treasury Regulation Section 1.401(k)-1(b)(3) for purposes of determining whether or not such plans satisfy Code

            Sections 401(k), 401(a)(4), or 410(b), then the provisions of this Section 3.6 shall be applied by determining the Actual

            Deferral Percentage of Employees who are eligible to participate in the Plan as if all such plans were a single plan.

                      (e)  In determining the Deferral Percentage for a Plan

            Year for a Highly Compensated Employee, the 401(k) Contributions

            and Code Section 414(s) compensation of such Participant shall,

            to the extent required under Treasury Regulation Section

            1.401(k)-1(g)(ii)(C), be aggregated with the 401(k)

            Contributions and Code Section 414(s) compensation of any indi-

            vidual who is a "Family Member" (as hereinafter defined). The

            Deferral Percentage obtained by such aggregation shall be com-

            bined with the Deferral Percentages of the Highly Compensated

            Employees who are Participants in determining the Actual Defer-

            ral Percentage for such group.  Any Participant or Family Member whose Deferral Percentage is so aggregated shall not have his

            Deferral Percentage separately taken into account with respect to any group of Employees in determining the Actual Deferral

            Percentage for such group.  For purposes of this Section 3.6 and

            Section 3.9, a Family Member for this purpose means, with

            respect to any Highly Compensated Employee described in Section

            414(q)(6)(A) of the Code, an individual described in Section

            414(q)(6)(B) of the Code.


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






                      (f)  Solely for the purpose of this Section 3.6, the

            term "401(k) Contributions" shall, to the extent elected by the

            Committee in accordance with applicable law, include such other contributions, including, without limitation, Qualified Non-

            Elective Contributions, if any, which, in accordance with

            Treasury Regulation Section 1.401(k)-1(b)(5), may be aggregated with such 401(k) Contributions for purposes of demonstrating compliance with the requirements of Code Section 401(k)(3).

                      (g)  In the event the Committee determines prior to

            any payroll period that the amount of 401(k) Contributions elected to be made thereafter is likely to cause the limitation prescribed in this Section 3.6 to be exceeded, the amount of

            401(k) Contributions allowed to be made on behalf of Partici-

            pants who are Highly Compensated Employees (and/or such other

            Participants as the Committee may prescribe) shall be reduced to a rate determined by the Committee (including a rate of 0% if the Committee so determines), and any elections of future 401(k)

            Contributions which exceed the rate determined by the Committee shall be deemed to be after-tax contributions for the remainder of the Plan Year, notwithstanding the limitations on contribu-

            tion rate changes in Section 3.1.  Except as is hereinafter pro-

            vided, the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

                      (h)  Notwithstanding the foregoing and except as


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            otherwise set forth herein, with respect to any Plan Year in which 401(k) Contributions on behalf of Participants who are

            Highly Compensated Employees exceed the applicable limit set forth in this Section 3.6 ("Excess 401(k) Contributions"), the

            Committee shall reduce the amount of the Excess 401(k) Contribu-

            tions made on behalf of the Participants who are Highly Compen-

            sated Employees (by reducing such contributions in order of

            Deferral Percentages beginning with the highest), and shall distribute such Excess 401(k) Contributions (along with earnings attributable to such Excess 401(k) Contributions, determined in accordance with paragraph (i)) to the affected Participants who are Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year.  If, by application of the provi-

            sions of the preceding paragraph, Excess 401(k) Contributions are required to be distributed to a Participant and one or more of his Family Members whose Deferral Percentages are required to be aggregated in accordance with this Section 3.6, the amount of the Excess 401(k) Contributions (and income allocable thereto)

            to be distributed to each such individual shall be determined by multiplying such Excess 401(k) Contributions by a fraction, the numerator of which is each such individual's 401(k) Contribu-

            tions for the Plan Year, and the denominator of which is the aggregate 401(k) Contributions contributed on behalf of the Par-

            ticipant and his Family Member(s) for the Plan Year.

                      (i) Income on a Participant's Excess 401(k) Contribu-tions for the Plan Year in which such Excess 401(k) Contribu-

            tions occur shall be determined in the manner provided for in

            Article IV.  Distributions after the end of the Plan Year shall not include income for the period between the last day of the

            Plan Year and the date of the distribution.

                      (j)  Notwithstanding any distributions pursuant to the

            foregoing provisions, Excess 401(k) Contributions shall be treated as Annual Additions for purposes of Sections 4.5 and

            4.10.

                      (k)  Distributions pursuant to this Section 3.6 shall

            be made proportionately from the Investment Funds with respect to the Participant's Account or Accounts from which any such distribution is made.

                      (l)  The Committee may, to the extent permitted under

            Treasury Regulation Section 1.401(k)-(f)(3), recharacterize as after-tax contributions for such Plan Year all or a portion of the 401(k) Contributions for Participants who are Highly Compen-

            sated Employees to the extent necessary to comply with the applicable limit set forth in this Section 3.6.

                      (m)  The Committee may, in its sole discretion, elect

            to use any combination of the methods described in this Section

            3.6 to satisfy the limitations contained herein; provided, how-

            ever, that such combination of methods shall be applied in a uniform and non-discriminatory manner.

                      (n)  The Committee also shall take all appropriate

            steps to meet the aggregate limitation test contained in Section


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            3.10.

                      3.7  Distributions of Excess Deferrals.

                      (a)  Notwithstanding any other provision of the Plan,

            Excess 401(k) Amounts (as hereinafter defined) of a Participant in respect of a calendar year, plus any income and minus any loss allocable thereto for both the calendar year and the period between the end of the calendar year and the date the distribu-

            tion is made, as determined pursuant to Code Section 401(k) and regulations promulgated thereunder, shall be distributed to such

            Participant no later than the April 15 following the end of such calendar year.

                      (b)  For purposes of this Section 3.7, "Excess 401(k)

            Amounts" shall mean the amount of a Participant's 401(k) Contri-

            butions (and other "elective deferrals" within the meaning of

            Code Section 402(g)(3)(A)) for a calendar year made to the Plan or any other 401(k) Plan in excess of the limitation prescribed under Code Section 402(g)(1) for such calendar year.

                      (c)  The amount of excess 401(k) Contributions to be

            recharacterized or distributed under Section 3.6 with respect to a Participant for the Plan Year shall be reduced by any Excess

            401(k) Amounts previously distributed to such Participant under this Section 3.7 for the Participant's taxable year ending with or within such Plan Year.

                      (d)  The amount of Excess 401(k) Amounts that may be

            distributed under this Section 3.7 with respect to a Participant for a taxable year shall be reduced by any excess 401(k) Contri-


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            butions previously distributed to such Participant or

            recharacterized with respect to such Participant for the Plan

            Year beginning with or within such taxable year.

                      3.8  Limitation on Matching Contributions.

                      (a)  Notwithstanding the foregoing provisions of

            Article III, the Committee shall limit the amount of Matching

            Contributions made by or on behalf of each Employee which is a

            Highly Compensated Employee who is eligible to participate in the Plan at any time during the Plan Year, to the extent neces-

            sary to ensure that either of the following tests is satisfied:

                         (i)    the "Actual Matching Contribution Percent-

                                age" (as hereinafter defined) for the group

                                of Employees eligible to participate in the

                                Plan who are Highly Compensated Employees is

                                not more than the Actual Matching Contribu-

                                tion Percentage of all other Employees eli-

                                gible to participate in the Plan multiplied

                                by 1.25; or

                        (ii)    the excess of the Actual Matching Contribu-

                                tion Percentage for the group of Employees

                                eligible to participate in the Plan who are

                                Highly Compensated Employees over that of

                                all other Employees eligible to participate

                                in the Plan is not more than two percentage

                                points, and the Actual Matching Contribution

                                Percentage for the group of Employees eli-


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






                                gible to participate in the Plan who are

                                Highly Compensated Employees is not more

                                than the Actual Matching Contribution Per-

                                centage of all other Employees eligible to

                                participate in the Plan multiplied by 2.0.

                      (b)  For purposes of this Section 3.8 the term "Actual

            Matching Contribution Percentage" shall mean, for any specified group of Employees eligible to participate in the Plan, the average of such Employees' Matching Contribution Percentages (as defined below).

                      (c)  For purposes of this Section 3.8, the term

            "Matching Contribution Percentage" shall mean, for an Employee eligible to participate in the Plan at any time during the Plan

            Year, the ratio of:

                         (i)    the aggregate of the Matching Contributions

                                (which, in accordance with the rules set

                                forth in Treasury Regulation Section

                                1.401(m)-1(b)(4), are taken into account

                                with respect to such Plan Year), to

                        (ii)    such Employee's Code Section 414(s)

                                compensation.

                      (d)  The Matching Contribution Percentage for a Par-

            ticipant who is a Highly Compensated Employee for the Plan Year

            and who is to have matching employer contributions (within the meaning of (Code Section 401(m)(4)(A)) made on his behalf under two or more plans described in Code Section 401(a) that are


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            maintained by the Employer, shall be determined as if the total of such matching employer contributions were made under a single arrangement.  If the Plan is permissibly aggregated or is

            required to be aggregated with other plans having the same plan year, as provided under Treasury Regulation Section

            1.401(m)-1(b)(3) for purposes of determining whether or not such plans satisfy Code Sections 401(m), 401(a)(4), or 410(b), then the provisions of this Section 3.8 shall be applied by

            determining the Actual Matching Contribution Percentage of

            Employees who are eligible to participate in the Plan as if all such plans were a single plan.

                      (e)  In determining the Matching Contribution Percent-

            age of a Highly Compensated Employee, Matching Contributions and

            Code Section 414(s) compensation of such Participant shall, to the extent required under Treasury Regulation Section

            1.401(m)-1(f)(1)(ii)(C), reflect the Matching Contributions on behalf of, and the Code Section 414(s) compensation of, any individual who is a Family Member (as that term is defined in

            Section 3.6).  The Matching Contribution Percentage obtained by such aggregation shall be combined with the Matching

            Contribution Percentages of the applicable group of Highly

            Compensated Employees in determining the Matching Contribution

            Percentage for such group.  Any Participant or Family Member whose Matching Contribution Percentage is so aggregated shall not have his Matching Contribution Percentage separately taken into account with respect to any group of Employees in


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            determining the Matching Contribution Percentage for such group.

                      (f)  Solely for the purpose of this Section 3.8, the

            term "Matching Contribution" shall, to the extent elected by the

            Committee in accordance with applicable law, include such other contributions which, in accordance with Treasury Regulation Sec-

            tion 1.401(m)-1(b)(5), may be aggregated with such Matching Con-

            tributions for purposes of demonstrating compliance with the requirements of Code Section 401(m)(2).

                      (g)  In the event it is determined prior to any pay-

            roll period that the amount of Matching Contributions to be made thereafter is likely to cause the limitation prescribed in this

            Section 3.8 to be exceeded, the amount of such contributions allowed to be made by or on behalf of Participants who are

            Highly Compensated Employees (and/or such other Participants as the Committee may prescribe) shall be reduced to a rate deter-

            mined by the Committee (including a rate of 0% if the Committee so determines), notwithstanding the limitations on contribution rate changes in Section 3.1.  Except as is hereinafter provided,

            the Participants to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

                      (h)  Notwithstanding the foregoing paragraph, with

            respect to any Plan Year in which Matching Contributions made on behalf of Participants who are Highly Compensated Employees exceed the applicable limit set forth in this Section 3.8, the


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            Committee shall reduce the amount of the excess Matching Contri-

            butions made by or on behalf of the Participants who are Highly

            Compensated Employees (by reducing such contributions in order of Matching Contribution Percentages, beginning with the high-

            est) in the order of the Actual Matching Contribution Percent-

            ages of such Participants who are Highly Compensated Employees and shall distribute such excess Matching Contributions (along with earnings attributable to such excess contributions, deter-

            mined pursuant to paragraph (i)) to the affected Participants who are Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year.  In the event that Matching

            Contributions (and earnings attributable to such contributions)

            that are to be returned pursuant to this Section 3.8 are not vested, they shall be forfeited.  If, by application of the provisions of the preceding paragraph, excess Matching Contribu-

            tions are to be distributed to a Participant and one or more of his Family Members whose Matching Contribution Percentage is required to be aggregated in accordance with this Section 3.8,

            the amount of the excess Matching Contributions (and income allocable thereto) to be distributed to each such individual shall be determined by multiplying such excess Matching Contri-

            butions by a fraction, the numerator of which is each such indi-

            vidual's Matching Contributions for the Plan Year, and the denominator of which is the aggregate Matching Contributions contributed by or on behalf of the Participant and the Family


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            Member(s) for the Plan Year.

                      (i)  Income on excess Matching Contributions for the

            Plan Year in which such excess occurs shall be determined in the manner provided for in Article IV.  Distributions made after the end of the Plan Year shall not include income for the period between the last day of the Plan year and the date of the

            distribution.

                      (j)  Notwithstanding any distributions pursuant to the

            foregoing provisions, excess Matching Contributions shall be treated as Annual Additions for purposes of Section 4.5 and

            4.10.

                      (k)  Distributions pursuant to this Section 3.8 shall

            be made proportionately from the Investment Funds with respect to the Participant's Account or Accounts from which distribution is made.

                      (l)  The Committee may, in its sole discretion, elect

            to use any combination of the methods described in this Section

            3.8 to satisfy the limitations contained herein; provided, how-

            ever, that such combination of methods shall be applied in a uniform and non-discriminatory manner.

                      (m)  The Committee shall also take all appropriate

            steps to meet the aggregate limitation test contained in Section

            3.9.

                      3.9  Aggregate Limitation.

                      Any other provision of the Plan to the contrary not-

            withstanding, the provisions of this Section 3.9 shall apply if


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            the conditions of both (a) and (b) below are satisfied.

                      (a)  the sum of (i) the "Actual Deferral Percentage"

            (as defined in Section 3.7) for the group of Highly Compensated

            Employees who are eligible to participate in the Plan and (ii)

            the "Actual Matching Contribution Percentage" (as defined in

            Section 3.8 of the Plan) for such group of Highly Compensated

            Employees exceeds the "Aggregate Limit" (as hereinafter

            defined), and

                      (b)  both (i) the Actual Deferral Percentage for the

            group of Highly Compensated Employees who are eligible to par-

            ticipate in the Plan exceeds 125% of the Actual Deferral

            Percentage of all other Employees who are eligible to partici-

            pate in the Plan and (ii) the Actual Matching Contribution Per-

            centage of such group of Highly Compensated Employees exceeds

            125% of the Actual Matching Contribution Percentage of all such other Employees.  The term "Aggregate Limit" means the greater of the sum of (i) and (ii) below or the sum of (iii) and (iv)

            below:

                         (i)    125% of the greater of (1) the Actual Defer-

                                ral Percentage of the group of Employees

                                eligible to participate in the Plan who are

                                not Highly Compensated Employees, or (2) the

                                Actual Matching Contribution Percentage of

                                the group of Employees eligible to partici-

                                pate in the Plan who are not Highly Compen-

                                sated Employees, and


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                        (ii)    Two (2) plus the lesser of clauses (i)(1) or

                                (i)(2) above (but in no event more than 200%

                                of the lesser of clauses (i)(1) or (i)(2)

                                above).

                       (iii)    125% of the lesser of (1) the Actual Defer-

                                ral Percentage of the group of Employees

                                eligible to participate in the Plan who are

                                not Highly Compensated Employees, or (2) the

                                Actual Matching Contribution Percentage of

                                the group of Employees eligible to partici-

                                pate in the Plan who are not Highly Compen-

                                sated Employees, and

                        (iv)    Two plus the greater of clauses (iii)(1) or

                                (iii)(2) above (but in no event more than

                                200% of the greater of clauses (iii)(1) or

                                (iii)(2) above).

                      If the Actual Deferral Percentage and/or Actual Match-

            ing Contribution Percentage for the group of Highly Compensated

            Employees who are eligible to participate in the Plan, deter-

            mined after any corrective distribution or recharacterization of excess amounts in accordance with the provisions of Sections 3.6 and 3.8 have been made, exceeds an amount which would cause the limits set forth in the foregoing provisions of this Section 3.9 to be exceeded, the amount of 401(k) Contributions and the amount of Matching Contributions shall be reduced, in the same manner and at the same time as such contributions are reduced in


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






            accordance with Sections 3.6 and 3.8, but only to the extent necessary to bring the Plan into compliance with the applicable limits set forth in this Section 3.9.

                      3.10  Withdrawal of 401(k) Contributions.

                      (a)  Subject to paragraph (b) below, a Participant may

            withdraw amounts from his 401(k) Contribution and Prior 401(k)

            Plan "B" Accounts prior to his Termination of Employment on account of hardship as set forth below.

                      (b)  A distribution will be made on the account of

            hardship if the distribution is (i) made on account of an imme-

            diate and heavy financial need of the Participant (as described in paragraph (c) below) and (ii) the distribution is necessary to satisfy such financial need (as described in paragraph (d)

            below).  Such distribution shall be limited to the amount of a

            Participant's 401(k) Contributions (and elective contributions under the Prior 401(k) Plan) without regard to any earnings thereon, reduced by the amount of any previous distributions on account of hardship.  A distribution based upon hardship shall not exceed the amount required to meet the immediate financial needs created by the hardship and not reasonably available from other resources of the Participant. The determination of the existence of hardship and the amount required to be distributed to meet the need created by the hardship shall be determined by the Committee or in accordance with regulations issued by the

            Secretary of the Treasury.  A distribution may be treated as necessary to satisfy a financial need if the Committee relies on


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            written representations by the Participant, unless the Committee has actual knowledge to the contrary, that the need cannot rea-

            sonably be relieved:  (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the

            Participant's assets; (iii) by cessation of 401(k) Contribu-

            tions, or (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company or another employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need; provided, however, that a need cannot be reasonably relieved if the effect would be to increase the amount of the need.

                      (c)  For purposes of this Section 3.10, a distribution

            will be deemed to be made on account of an immediate and heavy financial need if the distribution is for:

                     (i)   expenses for medical care described under Code

                 Section 213(d) previously incurred by the Participant, the

                 Participant's spouse or the Participant's dependents (as

                 defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d).

                    (ii)   costs directly related to the purchase of the

                 Participant's principal residence (excluding mortgage

                 payments);

                   (iii)   payment of tuition and related educational fees

                 for the next 12 months of post-secondary education for the

                 Participant, the Participant's spouse, the Participant's


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






                 children or dependents (as defined in Code Section 152);

                    (iv)   payments necessary to prevent the eviction of the

                 Participant from his principal residence or the foreclosure on the mortgage on the Participant's principal residence;

                 or

                     (v)   such other events that the Commissioner of the

                 Internal Revenue Service may from time to time specify.

                      The amount of an immediate and heavy financial need

            may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

                      (d)  For purposes of this Section 3.10, a distribution

            will be deemed necessary to satisfy a financial need if:

                     (i)   the distribution is not in excess of the amount

                 of the need arising under paragraph (c) above;

                    (ii)   the Participant has obtained all distributions,

                 other than hardship distributions, and all nontaxable (at

                 the time of the loan) loans that are currently available

                 under the Plan and all other plans maintained by the

                 Company;

                   (iii)   the Participant may not make 401(k) Contributions

                 to the Plan or to any other plans maintained by the Company for the twelve month period beginning on the date the Par-

                 ticipant receives a distribution pursuant to this Section

                 3.10; and

                    (iv)   the Participant's maximum 401(k) Contributions to


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






                 the Plan (and all other plans maintained by the Company)

                 for the Participant's tax year following the tax year in

                 which the Participant receives a distribution under this

                 Section 3.10, is reduced to an amount equal to:  (x) the

                 Code Section 402(g) limit for such following tax year,

                 minus (y) the amount of the Participant's 401(k) Contribu-

                 tions for the tax year in which the Participant receives a distribution from the Plan pursuant to this Section 3.10.

                      3.11  Plan Transfers  Notwithstanding any provision of

            the Plan to the contrary, with respect to distributions from the

            Plan on or after January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                     (i)   Section 3.11 Definitions.

                           Eligible rollover distribution:  An eligible

                 rollover distribution is any distribution of all or any

                 portion of the balance to the credit of the distributee,

                 except that an eligible rollover distribution does not

                 include:  any distribution that is one of a series of sub-

                 stantially equal periodic payments (not less frequently

                 than annually) made for the life (or life expectancy) of

                 the distributee or the joint lives (or joint life expectan-

                 cies) of the distributee and the distributee's designated

                 beneficiary, or for a specified period of ten years or


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






                 more; any distribution to the extent such distribution is

                 required under Code Section 401(a)(9); and the portion of

                 any distribution that is not includible in gross income

                 (determined without regard to the exclusion for net unreal-

                 ized appreciation with respect to employer securities).

                           Eligible retirement plan:  An eligible retirement

                 plan is an individual retirement account described in Code

                 Section 408(a); an individual retirement annuity described in Code Section 408(b); an annuity plan described in Code

                 Section 403(a), or a qualified trust described in Code Sec-

                 tion 401(a), that accepts the distributee's eligible

                 rollover distribution.  However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or

                 individual retirement annuity.

                           Distributee:  A distributee includes an Partici-

                 pant or Former Participant.  In addition, the Participant's or Former Participant's surviving spouse and the Partici-

                 pant's or Former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                           Direct rollover:  A direct rollover is a payment

                 by the Plan to the eligible retirement plan specified by

                 the distributee.

                      3.12  Withdrawal From Employee Account.  Upon at least


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            thirty (30) days prior notice on a form prescribed therefor and filed with the Committee, a Participant may elect to withdraw any amount up to the total amount of his contributions to his

            Employee Account, but no more than the amount in his Employee

            Account valued as of the Valuation Date next preceding such election.










































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                                       ARTICLE IV

                             ALLOCATION OF CONTRIBUTIONS AND
                             ADMINISTRATION OF TRUST FUNDS


                 4.1  Establishment of Separate Accounts.  The Committee

            shall maintain (i) a 401(k) Contributions Account; (ii) a

            Matching Contributions Account; (iii) an ESOP No. 1 Contribu-

            tions Account; (iv) an ESOP No. 2 Contributions Account; (v) an

            Additional Contributions Cash Account; (vi) an Additional Con-

            tributions Securities Account; (vii) a Prior ESOP No. 1 Account;

            (viii) a Prior ESOP No. 2 Account; (ix) a Prior 401(k) Plan "A"

            Account; (x) a Prior 401(k) Plan "B" Account; (xi) a Prior

            401(k) Plan "C" Account; (xii) an ESOP Diversification Account,

            and (xiii) an Employee Account.  Each Participant's Account Bal-

            ance shall include the amounts credited thereto in accordance with the provisions of Section 4.2.  The Committee, in its dis-

            cretion, may establish and maintain such additional accounts and sub-accounts as it determines necessary for the administration of the Plan.

                 4.2  Allocations To Accounts.  As of each Valuation Date,

            the Committee shall determine the net worth of the Trust Fund at its current fair market value, less the amount of all expenses which have been incurred but not paid.  The Accounts of all

            Participants shall then be adjusted in the following manner:

                 (a)  First, there shall be credited (i) to a Participant's

            401(k) Contribution Account, such Participant's 401(k)

            Contributions, and (ii) to a Participant's Matching Contribu-


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            tions Account, Matching Contributions for a Plan Year, if any,

            if such Participant is employed by an Employer (or on Leave of

            Absence) on the last day of such Plan Year.

                 (b)  Second, there shall then be credited or debited to the

            Accounts (other than the ESOP Accounts and the Additional

            Contributions Securities Accounts) of each Participant who was a

            Participant on the preceding Valuation Date, a portion of the net earnings and increase or decrease in the value of the Trust

            Fund since the preceding Valuation Date.  The Committee shall credit or debit such earnings and increase or decrease in value to each Account (other than the ESOP Accounts and the Additional

            Contributions Securities Account) in the proportion that the

            Account Balance as of the preceding Valuation Date bears to the aggregate Account Balances as of the preceding Valuation Date.

            Allocations of gains and losses in respect of ESOP No. 1

            Accounts shall be made in accordance with Section 6.3(c). Allo-

            cations of gains and losses in respect of ESOP No. 2 Accounts shall be made in accordance with Section 6.4(c). Allocations of gains and losses in respect of Additional Contribution Securi-

            ties Accounts shall be made in accordance with Section 6.6.

                 (c)  Third, ESOP No. 1 Contributions, ESOP No. 2 Con-

            tributions and/or Additional Contributions made in the form of

            Qualifying Employer Securities, and prior to January 1, 1994

            Additional Contributions made in the form of cash, by an

            Employer for any Plan Year shall be apportioned as of the last day of the Plan Year among the Participants of such Employer


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            employed (or on Leave of Absence) on the last day of the Plan

            Year on the basis of the respective amounts of Compensation of such Participants of each Employer so that the amount allocated to each Participant's Account shall be that portion of the total contribution of such Participant's Employer which such Partici-

            pant's Compensation during his period of participation for that

            Plan Year bears to the aggregate Compensation of all such Par-

            ticipants of such Employer for that Plan Year.

                 (d)  Fourth, the Committee shall determine the value of the forfeiture determined under Article V of each Participant who has incurred a forfeiture as of the Valuation Date of the

            current Plan Year.  Forfeitures shall be allocated as provided in Section 4.2(c) as if they were a contribution made by the

            Employer.  If a forfeiture causes the limitation described in

            Section 4.5 to be exceeded, any excess shall be credited to a suspense account until the next Valuation Date at which time any balance in the suspense account shall be treated as forfeiture under Section 4.6 during the succeeding Plan Year.  No amount shall be considered as forfeited until a Participant has

            incurred five (5) consecutive Break in Service Years.  During the period beginning on a Participant's separation from service and ending on the Valuation Date on which his forfeiture occurs,

            such forfeiture shall be maintained as a separate account.  If a

            Participant returns to the service of the Employer without hav-

            ing incurred five (5) consecutive Break in Service Years, his forfeiture account shall be reinstated in the same amount as on


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






            the date of his separation from service.

                 (e)  Fifth, Additional Contributions by an Employer for any

            Plan Year commencing on or after January 1, 1994 made in the form of cash, if any, shall be apportioned as of the last day of the Plan Year among the Participants of such Employer who are employed (or who are on Leave of Absence) on the last day of the

            Plan Year by allocating to each such Participant's Additional

            Contributions Cash Account an amount equal to a percentage of such Participant's Compensation from all Employers for such Plan

            Year up to the dollar limit in effect for such Plan Year under

            Code Section 414(q) (as adjusted under Code Section 415(d)). The foregoing percentage shall be the same for all Participants.

                 (f)  Sixth, Qualified Non-Elective Contributions by an

            Employer for a Plan Year, if any, made in either cash or Quali-

            fying Employer Securities, shall be apportioned as of the last day of the Plan Year among the Participants of such Employer employed on the last day of the Plan Year who are not Highly

            Compensated Employees (as defined under Code Section 414(q))

            ("Non-Highly Compensated Employees") by allocating to each such

            Non-Highly Compensated Employee's 401(k) Contribution Account

            the same dollar amount or percentage of Compensation (or the number of Qualifying Employer Securities having a value equal to such dollar amount or percentage of Compensation, as the case may be), as such amount or percentage of Compensation may be determined by the Employer, in its sole discretion.

                 4.3  Top Heavy Limitations.  Notwithstanding the foregoing,


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






            in any Top-Heavy Plan Year, the Discretionary Contributions

            allocated to the Accounts of a non-Key Employee Participant who

            is employed by the Employer on the last day of the Plan Year,

            shall not be less than the lesser of (a) three percent (3%) of such Participant's Compensation, or (b) unless the Employer has designated this Plan to satisfy the requirements of Code

            Sections 401(a)(4) or 410 for a defined benefit plan, the

            largest percentage of Employer contributions and forfeitures which is allocated on behalf of any Key Employee for such Plan

            Year.  This minimum allocation to the accounts of a non-Key

            Employee Participant shall be made whether or not such Partici-

            pant completed 1,000 Hours of Service during the Plan Year, and shall be determined by treating all defined contribution plans

            (in a Required Aggregation Group) as a single plan.

                 4.4  Valuation of Trust Fund.  The Trust Fund shall be

            valued on each Valuation Date.  Notwithstanding anything to the contrary set forth herein, the fair market value of any Qualify-

            ing Employer Securities held in the Trust Fund on any Valuation

            Date shall be (i) if the principal market for Qualifying

            Employer Securities is a national securities exchange, the mean between the closing bid and the closing asked price of such

            Qualifying Employer Securities on such Valuation Date as

            reported by such exchange or on a composite tape reflecting transactions on such exchange, (ii) if the principal market for such Qualifying Employer Securities is not a national securities exchange and such Qualifying Employer Securities are quoted on


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






            the National Association of Securities Dealers Automated Quota-

            tions System ("NASDAQ"), the mean between the closing bid and the closing asked price of the Qualifying Employer Securities on such Valuation Date on NASDAQ, or (iii) if the principal market for the Qualifying Employer Securities is not a national securi-

            ties exchange and the Qualifying Employer Securities are not quoted on NASDAQ, the mean between the closing bid and the clos-

            ing asked price for the Qualifying Employer Securities on such

            Valuation Date as reported on the NASDAQ OTC Bulletin Board Ser-

            vice or by National Quotation Bureau, Incorporated or a

            comparable service; provided, however, that if no quotes are available for such Valuation Date, then the quotations available on the first business day immediately preceding the Valuation

            Date shall be used for the foregoing purposes; and provided,

            further, that if clauses (i), (ii) and (iii) of, and the immedi-

            ately preceding proviso in, this Section 4.4 are all inappli-

            cable or the Qualifying Employer Securities are not publicly traded, then the fair market value of the Qualifying Employer

            Securities shall be determined by the Committee based upon the valuation of the Qualifying Employer Securities by an indepen-

            dent appraiser selected by the Committee who meets requirements similar to the requirements set forth under the Treasury Regula-

            tions promulgated under Code Section 170(a)(1).

                 4.5  Maximum Annual Addition to a Participant's Account.

            Notwithstanding any provision herein to the contrary, the sum of the Annual Additions (as defined in Section 4.10) allocated to a


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






            Participant's Accounts under the Plan and any other defined contribution plan maintained by a member of the Controlled Group

            (hereinafter referred to as "Maximum Annual Addition") shall not exceed the lesser of:

                                (a)  $30,000 (or, if greater, one-fourth

                      (1/4) of the dollar limitation in effect under Code

                      Section 415(b)(1)(A)), or

                                (b)  25% of such Participant's Compensation

                      (including Compensation from any other member of the

                      Controlled Group which maintains a defined contribu-

                      tion plan in which such Participant is a participant).



                      4.6  Procedure For Reducing Annual Addition Where

            Required.  In the event that the sum of the Annual Additions exceeds the Maximum Annual Addition, such Annual Additions shall be reduced as follows to the extent necessary to bring the

            Annual Additions within the maximum Annual Addition limitation:



                                (a)  First, any 401(k) Contributions by the

                      Participant included in the Annual Additions shall be

                      returned to such Participant;

                                (b)  Second, if there are no such

                      contributions by the Participant, or if such

                      contributions are not sufficient to reduce such Annual

                      Additions to the Maximum Annual Addition, the

                      Participant's allocable share of the Discretionary


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






                      Contributions made by the Employer and forfeitures for

                      such Plan Year shall be reduced;

                                (c)  Third, if, and to the extent that the

                      amount of any Participant's share of Discretionary

                      Contributions made by the Employer or forfeitures is

                      reduced pursuant to Section 4.6(b), the amount of such

                      reductions shall, subject to the limitations contained

                      in Section 4.5, be allocated among each such remaining

                      Participant for the Plan Year; and

                                (d)  If the allocation provided in Section

                      4.6(c) could result in Annual Additions in excess of

                      the Maximum Annual Addition, the amount of such excess

                      will, instead of being so allocated, be credited to a

                      suspense account and allocated under Section 4.2 with

                      respect to the next succeeding Plan Year.

                      4.7  Reduction of Annual Addition Where Membership in

            More Than One Defined Contribution Plan.  If a Participant is a

            participant in more than one (1) defined contribution plan described in Code Section 414 maintained by a member of the Con-

            trolled Group, the Maximum Annual Addition under all such plans shall not exceed the limitation set forth in Section 4.5. If it is necessary to apply the reductions described in Section 4.6,

            the reduction under each plan shall be in proportion to the amount in each category, as set forth in subparagraphs 5(a), (b)

            and (c) of Section 4.6 provided, however, the reduction under

            Section 4.6(b) shall not be made until all the Participant's


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            contributions, if any, under all such plans have been returned pursuant to Section 4.6(a).

                      4.8  Maximum Benefits Where a Participant Participates

            in Both Defined Contribution and Defined Benefit Plans.  If a

            Participant is a participant in both a defined contribution plan and a defined benefit plan described in Code Section 414 main-

            tained by any Employer or any member of the Controlled Group,

            the sum of his Defined Contribution Fraction (as defined in Sec-

            tion 4.1) and his Defined Benefit Fraction (as defined in Sec-

            tion 4.1) may not exceed one (1).

                      4.9  Procedure For Reduction Where a Participant Par-

            ticipates in Both Defined Contribution and Defined Benefit

            Plans.  If the sum of a Participant's Defined Benefit Fraction

            and Defined Contribution Fraction for any Plan Year exceeds one

            (1), the Employer shall reduce the contribution under the

            Defined Contribution Plan so that the sum of said fractions does not exceed one (1).

                      4.10  Definitions.

                                (a)  Annual Addition.  For purposes of this

                      Article, the term "Annual Addition" means the sum for

                      any Plan Year of (i) Employer contributions made

                      directly or indirectly, (ii) the Participant's volun-

                      tary contributions, and (iii)  forfeitures.

                                (b)  Defined Contribution Fraction.  For

                      purposes of this Article, the "Defined Contribution

                      Fraction" for any Plan Year is a fraction not greater


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                      than one (1), the numerator of which is the sum of the

                      Annual Additions to the Participant's accounts under

                      all defined contribution plans maintained by members

                      of the Controlled Group of which he is a participant

                      (determined as of the close of the Plan Year) and the

                      denominator of which is the lesser of (i) 125% of the

                      Maximum Annual Additions to such accounts as deter-

                      mined pursuant to Section 4.5(a) or (ii) 140% of the

                      Maximum Annual Additions to such accounts as deter-

                      mined pursuant to Section 4.5(b) which could have been

                      made for such year and each prior year of service with

                      the appropriate Employer.

                                If the Participant was a participant as of

                      the first day of the first Limitation Year beginning

                      after December 31, 1986, in one or more defined

                      contribution plans maintained by the Employer which

                      were in existence on May 6, 1986, the numerator of

                      this fraction will be adjusted if the sum of this

                      fraction and the Defined Benefit Fraction would

                      otherwise exceed 1.0 under the terms of the Plan.

                      Under the adjustment, an amount equal to the product

                      of (1) the excess of the sum of the fractions over

                      1.0, times (2) the denominator of this fraction, will

                      be permanently subtracted from the numerator of this

                      fraction.  The adjustment is calculated using the

                      fractions as they would be computed as of the end of


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                      the last Limitation Year beginning before January 1,

                      1987, without regard to any amendments of such plans

                      made after May 5, 1986, but using the Code Section 415

                      limitation applicable to the first Limitation Year

                      beginning on or after January 1, 1987.

                                (c)  Defined Benefit Fraction.  For purposes

                      of this Article, the "Defined Benefit Fraction" for

                      any year is a fraction not greater than one (1), the

                      numerator of which is the projected annual benefit

                      under all such defined benefit plans maintained by

                      members of the Controlled Group (determined as of the

                      close of the Plan Year), and the denominator of which

                      is the lesser of (i) 125% of the greater of (A)

                      $90,000 (or such higher figure as adjusted for cost of

                      living increases in accordance with regulations pre-

                      scribed by the Secretary of the Treasury or his dele-

                      gate) or (B) the accrued benefit of the Participant as

                      of the last day of the last Plan Year beginning before

                      1983 under the terms of the Plan as of July 1, 1982 or

                      (ii) 140% of such Participant's average compensation

                      (including compensation from any other member of the

                      Controlled Group which maintains a defined benefit

                      plan in which such Participant is a participant) for

                      the 3 consecutive highest paid years (determined as of

                      the close of the Plan Year).

                                Notwithstanding the foregoing, if the


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                      Participant was a participant as of the first day of

                      the first Limitation Year beginning after December 31,

                      1986, in one or more defined benefit plans which were

                      in existence on May 6, 1986, the denominator of this

                      fraction will not be less than 125% of the sum of the

                      annual benefits under such plans which the Participant

                      had accrued as of the close of the last Limitation

                      Year beginning before January 1, 1987, without regard

                      to any amendments of such plans after May 5, 1986.

                                (d)  Controlled Group.  For purposes of

                      Sections 4.5 through 4.10, inclusive, the term

                      Controlled Group shall be determined by substituting

                      the phrase "more than 50%" for the phrase "at least

                      80%" as it appears in Code Section 1563(a)(1).

                                (e)  Notwithstanding anything to the

                      contrary, the references in subsections (b) and (c) of

                      this Section 4.10 to "125%" shall be "100%" in (a) any

                      Super Top-Heavy Plan Year, or (b) any Top-Heavy Plan

                      Year unless Section 4.3 is applied by substituting

                      four percent (4%) for three percent (3%) therein.














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                                        ARTICLE V

                                        BENEFITS



            5.1       Termination Benefit.  (a) Notwithstanding anything to

            the contrary in this Plan, a Participant's Prior 401(k) Plan "A"

            Account, Prior 401(k) Plan "B" Account, Prior 401(k) Plan "C"

            Account, 401(k) Contributions Account, Matching Contributions

            Account, Additional Contributions Cash Accounts, Additional

            Contributions Securities Account, and Employee Account shall at all times be fully vested and non-forfeitable.  In the event of the Termination of Employment of a Participant for any reason,

            the portion of a Participant's termination benefit attributable to the foregoing Accounts shall be valued as of the Valuation

            Date coincident with or next following (whichever shall first occur) the date of such Participatnt's Termination of

            Employment.

                      (b)  In the event of the Termination of Employment of

            a Participant for any reason other than retirement, death or

            Disability, the portion of a Participant's termination benefit attributable to such Participant's ESOP No. 1 Accounts and ESOP

            No. 2 Accounts, shall be the balance in such ESOP Accounts val-

            ued as of the applicable Valuation Date set forth in Section 8.2 multiplied by such Participant's Vested Percentage determined as follows:

                      Vesting Years of Service      Vested Percentage

                      Less than 3                             0


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                      3 but less than 4                      40

                      4 but less than 5                      55

                      5 but less than 6                      70

                      6 but less than 7                      85

                      7 or more                             100

            plus 100% of the Participant's Prior 401(k) Plan "A", "B" and

            "C" Accounts, 401(k) Contributions Account, Matching Contribu-

            tions Account, Additional Contributions Cash Account, Additional

            Contributions Securities Account, and Employee Account Valued in

            accordance with paragraph (a) above.

                      (c)  Payment of Benefits.  The payment of benefits

            shall be governed by the provisions of Article VIII.

                      (d)  Death Before Account Distributed.  If a Former

            Participant dies after his Termination of Employment but before the amount in his Accounts is completely distributed, no further payments shall be made under this Section 5.1 and a death bene-

            fit shall be paid pursuant to Section 5.4.  The amount in such

            Former Participant's Accounts shall not include amounts for-

            feited pursuant to paragraph (e).

                      (e)  Forfeitures of Non-Vested Benefits.  Upon a Par-

            ticipant's Termination of Employment other than as a result of retirement, death or Disability, the non-vested portion of such

            Participant's Accounts and determined under Section 5.1 (b)

            shall be forfeited as of the last day of the Plan Year that is the fifth (5th) consecutive Break In Service Year with respect to such Participant.


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                      (f)  Effect of Re-Employment.

                          (i)   Notwithstanding paragraph (e), if a termi-

                      nated employee who had less than a 100% Vested Per-

                      centage of his Accounts at the date of his Termination

                      of Employment is both re-employed and repays the

                      entire amount (without interest) of any distributions

                      received upon his Termination of Employment, (1) in

                      the case of a distribution on account of Termination

                      of Employment, before the earlier of (i) five (5)

                      years after the first date on which such employee is

                      subsequently reemployed, or (ii) the close of the

                      first period of five (5) consecutive Break in Service

                      Years commencing after the distribution, or (2) in the

                      case of distributions other than on account of Termi-

                      nation of Employment, five (5) years after the date of

                      such distribution, such Employee shall have the non-

                      vested portion of each such Accounts restored to such

                      Accounts (unadjusted for any gains, losses or

                      expenses), respectively, on the last day of the Plan

                      Year in which both of said conditions are satisfied.

                         (ii)   A terminated employee with a Vested Percent-

                      age under Section 5.1(b) at his Termination of Employ-

                      ment who thereafter returns to the employ of a member

                      of the Controlled Group after at least five (5) con-

                      secutive Break In Service Years shall have his Vesting

                      Years of Service determined at his Termination of


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                      Employment restored when he becomes a Participant as

                      required by Section 2.6.

                        (iii)   Notwithstanding anything herein to the con-

                      trary, a Participant who has no Vested Percentage

                      under Section 5.1(b) at the date of his Termination of

                      Employment, and who thereafter returns to the employ

                      of a member of the Controlled Group after at least

                      five (5) consecutive Break In Service Years shall not

                      receive vesting credit for the Years of Service he had

                      at the date of his Termination of Employment, and such

                      Years of Service shall be disregarded for all purposes

                      hereunder, if the number of his consecutive Break In

                      Service Years prior to his return to employment equals

                      or exceeds the number of his Vesting Years of Service

                      at the date of his Termination of Employment.

                      5.2  Retirement Benefits.

                           (a)  If a Participant continues in the employ of

            the Employer on or after his Retirement Date, he shall continue to be treated in all respects as a Participant until his actual retirement.  No retirement benefits shall be payable to a Par-

            ticipant until his actual retirement, and all retirements shall be deemed effective as of the Valuation Date coincident with or next succeeding the date of actual retirement.

                           (b)  A Participant who attains the sixty-fifth

            (65th) anniversary of his date of birth prior to his Termination of Employment shall be entitled to a non-forfeitable retirement


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            benefit.  The retirement benefit of such Participant shall be the aggregate amount in his Accounts valued as of the Valuation

            Date coincident with or next following (whichever shall first occur) his Retirement Date or his actual retirement date (which-

            ever is later), plus any Employer contributions made with

            respect to the Plan Year then ending allocated to his Accounts,

            whether or not such contribution was actually received by the

            Trustee on or before such Valuation Date.

                           (c)  The payment of benefits shall be governed by

            the provisions of Article VIII.

                           (d)  If a Former Participant dies after his

            actual retirement but before the amount in his account is com-

            pletely distributed, no further payments shall be made under this Section 5.2 a death benefit shall be paid pursuant to Sec-

            tion 5.4.

                      5.3  Disability Benefit.

                           (a)  In the event of the total and permanent Dis-

            ability of a Participant and his Termination of Employment on

            account of said Disability, such Participant shall become 100%

            vested in his Accounts and shall be entitled to the aggregate amount in his Accounts valued as of the Valuation Date coinci-

            dent with or next following (whichever shall first occur) the date of the Participant's Termination of Employment on account of such Disability.

                           (b)  The payment of benefits shall be governed by

            the provisions of Article VIII.


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                           (c)  If a Disabled Participant dies after Termi-

            nation of Employment and certification of his Disability but before the amount in his Accounts is completely distributed, no further payments shall be made under this Section 5.3 and a death benefit shall be paid pursuant to Section 5.4.

                      5.4  Death Benefits.

                           (a)  An the event of the death of a Participant

            or Former Participant, such Participant shall be deemed to be

            100% vested in his Accounts and the death benefit of such

            deceased Participant shall be the aggregate amount in his

            Accounts valued as of the Valuation Date coincident with or next following (whichever shall first occur) the date of death of such Participant.

                           (b)  Except as otherwise set forth in Section

            1.13, at any time, and from time to time, each Participant shall have the unrestricted right to designate the Beneficiary to receive the death benefit payable hereunder and to revoke any such designation.  Each such designation shall be evidenced by a written instrument filed with the Committee and signed by the

            Participant, in a form prescribed by the Committee.

                           (c)  Subject to paragraph (d) below, the payment

            of benefits shall be governed by the provisions of Article VIII

            (where applicable).

                           (d)  If distribution of a Participant's benefit

            has commenced prior to such Participant's death, and such Par-

            ticipant dies before his entire benefit is distributed to him,


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            distribution of the remaining portion of the Participant's bene-

            fit to the Participant's Beneficiary shall be made at least as rapidly as under the method of distribution in effect as of the date of the Participant's death.  If a Participant dies before distribution of his benefit has commenced, distributions to any

            Beneficiary shall be made within 5 years after such Partici-

            pant's death; provided, however, that any distribution to a

            Beneficiary may be made over the life of the Beneficiary (or over a period not extending beyond the life expectancy of the

            Beneficiary), and in such event, such distribution shall not commence later than one (1) year after such Participant's death.

            In the event such Beneficiary is the Participant's Surviving

            Spouse, the foregoing shall not apply, but such distribution shall not commence later than the date on which such Participant would have attained age 70-1/2.  If such Surviving Spouse dies after such Participant's death but before distributions to such

            Surviving Spouse commence, this paragraph (d) shall be applied as if the Surviving Spouse were the Participant.

                           (e)  If payments to a Beneficiary are being paid

            in installments and such Beneficiary dies before the amount in his Accounts is completely distributed, the balance thereof shall be paid to his estate in a lump sum within sixty (60) days after the close of Plan Year in which such Beneficiary dies.

                           (f)  The Committee may require the execution and

            delivery of such documents, papers and receipts as they may deem reasonably necessary in order to be assured that the payment of


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            any death benefit is made to the person or persons entitled thereto.


















































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                                       ARTICLE VI

                                INVESTMENT OF TRUST FUND



            6.1  Investment Control.  Except as may be otherwise set forth herein, the management and control of the assets of the Plan shall be vested in the Trustee designated from time to time by the Company through its Board of Directors pursuant to the Trust

            Agreement; provided, however, the Company, through its Board of

            Directors, or the Trustee, may appoint one or more Investment

            Managers to manage, acquire or dispose of any assets of the Plan and the Committee may instruct the Trustee to establish separate

            Investment Funds for selection by Participants pursuant to

            Section 6.3(a)(iv) or with respect to a Participant's 401(k)

            Accounts, or Employee Accounts.  The Committee may at any time add to or delete any such Investment Funds.  A Participant may change the designation of Investment Funds as of the last day of each quarter of a Plan Year.

                 6.2  Investment of 401(k) Accounts and Certain Other

            Accounts.  (a)  If the Committee instructs the Trustee to estab-

            lish Investment Funds under the Plan, each Participant shall have the right, under uniform rules established by the Committee and in accordance with Section 404(c) of ERISA and regulations thereunder, to designate such Investment Funds in which the

            Trustee is to invest a Participant's 401(k) Accounts, and

            Employee Account.  Any designation or change in designation of an Investment Fund shall be made in writing on forms provided by


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            and submitted to the Committee and shall be effective in accor-

            dance with uniform rules established by the Committee.

                 (b)  No Participant Election.  If a Participant does not

            make a written election of an Investment Fund, the Committee shall direct the Trustee to invest all amounts allocated to such

            Participant in the Investment Funds which, in the opinion of the

            Committee, best protects principal.

                 6.3  Investment of ESOP No. 1 Accounts.  (a) The special

            rules set forth below shall apply with respect to the

            acquisition and disposition of Qualifying Employer Securities held in a Participant's ESOP No. 1 Accounts and with respect to voting Qualifying Employer Securities held in ESOP No. 1

            Accounts.

                     (i)   Acquisition.  ESOP No. 1 Accounts shall be

            invested primarily in Qualifying Employer Securities and may be subject to an Exempt Loan.  The Trustee shall purchase Qualify-

            ing Employer Securities with respect to ESOP No. 1 Accounts only at the direction of the Committee.

                    (ii)   Disposition.  The Trustee shall dispose of Quali-

            fying Employer Securities allocated to a Participant's ESOP No.

            1 Accounts only with the consent of the Participant. The Trustee shall not dispose of a greater percentage of unallocated

            Qualifying Employer Securities than it could dispose of allo-

            cated Qualifying Employer Securities in any transaction or series of transactions.

                   (iii)   Voting.  The Trustee shall vote Qualifying


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            Employer Securities purchased with the proceeds of an Exempt

            Loan which are allocated to a Participant's ESOP No. 1 Accounts as the Participant (or in the event of a Participant's death,

            the Participant's Beneficiary) directs.  A Participant shall direct the Trustee as to the voting of Qualifying Employer Secu-

            rities not acquired with the proceeds of an Exempt Loan and that are allocated to his ESOP No. 1 Accounts with respect to corpo-

            rate matters which involve the voting of such Qualifying

            Employer Securities with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization,

            reclassification, liquidation, dissolution, or sale of substan-

            tially all assets of a trade or business of the Company.  The

            Trustee shall vote Qualifying Employer Securities not allocated to the account of any Participant, and all allocated Shares for which no Participant directions are received, with respect to corporate matters which involve the voting of such Qualifying

            Employer Securities with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization,

            reclassification, liquidation, dissolution, or sale of substan-

            tially all assets of a trade or business of the Company in the same proportion as such directions are received for allocated

            Qualifying Employer Securities with respect to such corporate matters.

                    (iv)   Diversification Option.  A Participant who satis-

            fies the requirement of Section 6.3(a)(iv)(A) below may elect within ninety days after the close of each Plan Year in the


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            election period described in Section 6.3(a)(iv)(B) below to direct the Trustee to distribute to him up to 25% of the shares of Qualifying Employer Securities allocated to the Participant's

            ESOP No. 1 Accounts as of the last day of such Plan Year (less the number of such shares transferred pursuant to a prior writ-

            ten election under this Section 6.3(a)(iv)).  Further, in the case of the election year in which the Participant can make his last election in accordance with Section 6.3(a)(iv)(B) below,

            "50%" shall be substituted for "25%" in the preceding sentence.

                           (A)  Eligibility.  A Participant shall be eli-

            gible to make the election described above if, as of the close of a Plan Year, he has both attained age 55 and reached the tenth anniversary of the date he commenced participation in the

            Plan.

                           (B)  Election Period.  The election described

            above may be made in the six consecutive Plan Years

            beginning with the first Plan Year after the Plan Year in which the Participant satisfies the requirements of the preceding subsection.

                           (C)  Investment Options.  The Committee shall

            direct the Trustee to establish at least three Investment Funds and prescribe uniform rules of general application under which a

            Participant may direct that a portion of his ESOP No. 1 Accounts

            (but in no event in excess of the percentage set forth under

            Section 6.3(a)(iv)) be transferred thereto.  Any amounts so transferred shall be maintained in the ESOP Diversification


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            Account.

                 (b)  Valuations.  Qualifying Employer Securities held in a

            Participant's ESOP No. 1 Accounts shall be valued in accordance with Section 4.4.

                 (c)  Allocation of Gain or Loss.  Except as otherwise

            provided herein, any increase or decrease in the market value of

            Qualifying Employer Securities held in a Participant's ESOP

            No. 1 Contribution Account since the preceding Valuation Date,

            as computed by the Trustee pursuant to Section 4.4 above, and all income collected, and expenses paid and realized profits and losses shall be added to or deducted from a Participant's ESOP

            No. 1 Accounts in the ratio that each Participant's ESOP No. 1

            Accounts, at the prior Valuation Date (less amounts distributed or transferred to the ESOP Diversification Account under Section

            6.3(a)(iv)) bears to the total of all such ESOP No. 1 Accounts

            (less amounts distributed or transferred to the ESOP Diversifi-

            cation Account under Section 6.3(a)(iv)).

                 (d)  Suspense Account.  All Qualifying Employer Securities

            acquired with respect to ESOP No. 1 Accounts with the proceeds of an Exempt Loan initially shall be held in an unallocated suspense account until released.  If such Qualifying Employer

            Securities are not pledged as collateral for an Exempt Loan, the number of shares of Qualifying Employer Securities released must equal the number of shares held in the suspense account

            immediately before the release multiplied by a fraction, the numerator of which is Exempt Loan principal and interest paid


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            for the Plan Year and the denominator of which is the sum of such payments for the current and all future Plan Years,

            determined without regard to any extensions or renewal periods.

            If the interest rate under the Exempt Loan is variable, future interest to be paid shall be determined based on the rate in effect on the last day of the Plan Year for which the release is being calculated.  If such Qualifying Employer Securities are pledged as collateral for an Exempt Loan, the number of shares released shall be determined under the Trust Agreement. Quali-

            fying Employer Securities so released from the suspense account shall be allocated to ESOP No. 1 Accounts in accordance with

            Section 4.2.  Dividends on Qualifying Employer Securities held in the suspense account which are not used to pay principal or interest on the Exempt Loan shall be allocated to a Partici-

            pant's ESOP No. 1 Accounts as income for the Plan Year unless expensed pursuant to paragraph (e) below.

                 (e)  Dividend Distributions

                     (i)   Allocated Securities.  Dividends received in

            respect of Qualifying Employer Securities allocated to a Partic-

            ipant's ESOP No. 1 Accounts either shall be (1) allocated to such ESOP No. 1 Accounts in accordance with paragraph (e) above or (2) distributed to the Participants to whom they are allo-

            cated provided the distribution is made not later than 90 days after the close of the Plan Year in which the dividends are paid, as the Committee shall direct.  If the Committee deter-

            mines that dividends are to be distributed directly to Partici-


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            pants, the Committee may request the Company to pay them

            directly to the Participant, according to a schedule of distri-

            bution provided by the Committee.

                    (ii)   Suspense Account.  Dividends received in the

            Trust Fund in respect of Qualifying Employer Securities held in a suspense account may be applied (A) to make payments of prin-

            cipal or interest on the Exempt Loan with which they were

            acquired or (B) to pay expenses of the Plan, as the Committee shall direct.

                 6.4  Investment of ESOP No. 2 Accounts.  (a) The special

            rules set forth below shall apply with respect to the

            acquisition and disposition of Qualifying Employer Securities held in a Participant's ESOP No. 2 Accounts and with respect to voting Qualifying Employer Securities held in ESOP No. 2

            Accounts.

                     (i)   Acquisition.  ESOP No. 2 Accounts shall be

            invested primarily in Qualifying Employer Securities and shall not be subject to an Exempt Loan.  The Trustee shall purchase

            Qualifying Employer Securities with respect to ESOP No. 2

            Accounts only at the direction of the Committee.

                    (ii)   Disposition.  The Trustee shall dispose of Quali-

            fying Employer Securities allocated to an ESOP No. 2 Account only at the direction of the Committee.

                   (iii)   Voting.  A Participant shall direct the Trustee

            as to the voting of Qualifying Employer Securities allocated to his ESOP No. 2 Accounts with respect to corporate matters which


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            involve the voting of such Qualifying Employer Securities with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquida-

            tion, dissolution, or sale of substantially all assets of a trade or business of the Company.  The Trustee shall vote Quali-

            fying Employer Securities for which no Participant directions are received with respect to corporate matters which involve the voting of such Qualifying Employer Securities with respect to the approval or disapproval of any corporate merger or consoli-

            dation, recapitalization, reclassification, liquidation, disso-

            lution, or sale of substantially all assets of a trade or busi-

            ness of the Company in the same proportion as such directions are received for allocated Qualifying Employer Securities with respect to such corporate matters.

                    (iv)   Diversification Option.  Qualifying Employer

            Securities held with respect to a Participant's ESOP No. 2

            Accounts shall not be subject to the provisions of Section

            6.3(iv).

                 (b)  Valuations.  The Qualifying Employer Securities held

            in a Participant's ESOP No. 2 Accounts shall be valued in

            accordance with Section 4.4.

                 (c)  Allocation of Gain or Loss.  Any increase or decrease in the market value of Qualifying Employer Securities held in a

            Participant's ESOP No. 2 Accounts since the preceding Valuation

            Date, as computed by the Trustee pursuant to Section 4.4, and all income collected, and expenses paid and realized profits and


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            losses shall be added to or deducted from a Participant's ESOP

            No. 2 Accounts in the ratio that each Participant's ESOP No. 2

            Accounts, at the prior Valuation Date (less amounts distributed)

            bears to the total of all such ESOP No. 2  Accounts (less

            amounts distributed).

                 (d)  Dividends.  Dividends received in respect of

            Qualifying Employer Securities allocated to a Participant is

            ESOP No. 2 Accounts shall be applied to purchase additional shares of Qualifying Employer Securities for such accounts.

                 (e)  Suspense Account.  All Qualifying Employer Securities

            held with respect to ESOP No. 2 Accounts shall be held in an unallocated suspense account until allocated.

                 6.5  Voting of Qualifying Employer Securities Held in a

            Participant's Prior 401(k) Plan "A" Account and Additional

            Contribution Securities Accounts.  A Participant shall direct the Trustee as to the voting of Qualifying Employer Securities allocated to the Participant's Prior 401(k) Plan "A" Account and

            Additional Contribution Securities Account.

                 6.6  Allocation of Gains and Losses in Additional Con-

            tribution Securities Accounts.  Any increase or decrease in the market value of Qualifying Employer Securities held in a Partic-

            ipant's Additional Contribution Securities Account since the preceding Valuation Date, as computed by the Trustee pursuant to

            Section 4.4, and all income collected, and expenses paid and realized profits and losses shall be added to or deducted from a

            Participant's in the ratio that each Participant's Additional


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            Contribution Securities Account, at the prior Valuation Date

            (less amounts distributed) bears to the total of all such

            Additional Contribution Securities Accounts (less amounts

            distributed).

                 6.7  Registration of Qualifying Employer Securities.

            Qualifying Employer Securities held in a Participant's Accounts as of December 31, 1993 may, but shall not be obligated to be re-issued, and all Qualifying Employer Securities acquired under the Plan thereafter shall be held, in the name of "Trustee for the Swank, Inc. 401(k) Savings and Stock Ownership Plan" or in

            the name of the nominee of the Trustee or the Investment Man-

            ager, as the case may be.  Legal title to any such Qualifying

            Employer Securities and except as otherwise set forth herein,

            all voting and other rights shall remain in the Trustee until said Qualifying Employer Securities shall be registered in the name of the Participant upon distribution to the Participant.

                 6.8  Adjustments.  Appropriate adjustment shall be made by the Committee with respect to Qualifying Employer Securities held in a Participant's Accounts for any change in the

            outstanding shares of common stock the Company by reason of recapitalization, merger, consolidation, split up, stock divi-

            dend, stock split, combination or exchange of shares or the like.








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                                       ARTICLE VII

                                       ESOP RULES



                 7.1  Put Option.  A Participant who receives a distribution of Qualifying Employer Securities from his ESOP Accounts and/or

            Prior 401(k) Plan "A" Accounts hereunder when such securities are not publicly traded or are subject to a trading limitation under applicable federal or state securities laws or regulations thereunder or under an agreement restricting trading other than the right of first refusal under Section 7.2 below hereof shall have an option, exercisable under the terms of this Section 7.1,

            to cause the Company to purchase the Qualifying Employer

            Securities so distributed; provided, however, the Committee shall have the right, but not the obligation, to cause the Plan to assume the rights and obligations of the Company under the

            Participant's option.  The option shall be exercisable by the

            Participant, the Participant's donees or any person, including the Participant's estate or distributee therefrom, to whom

            Qualifying Employer Securities pass by reason of the Par-

            ticipant's death, by giving written notice to the Company that the option is being exercised.  The option shall be exercisable for a term of 15 months, measured from the date of distribution from the Plan, exclusive of any period during which the distrib-

            utee is unable to exercise the option because the party bound thereby is precluded from honoring it by applicable law.  The option price shall be the fair market value of the Qualifying


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            Employer Securities as of the most recent Valuation Date. How-

            ever, if the Plan assumes the rights and obligations of the Com-

            pany under the Participant's option, and such Participant is a disqualified person (as defined in Code Section 4975(e)(2)), the option price shall be the fair market value of the Qualifying

            Employer Securities as of the date of the transaction.  The Com-

            pany, or the Trustee if the Committee directs the Trustee to exercise the Company's rights and obligations under the option,

            may make payment in substantially equal annual installments over not more than five years, with payment commencing 30 days after the option is exercised.  If payment is made in installments,

            the obligor shall provide adequate security and pay a reasonable rate of interest.

                 7.2  Right of First Refusal.  (a) If at any time a

            Participant, or a Participant's donee or beneficiary desires to sell, encumber, or otherwise dispose of Qualifying Employer

            Securities distributed from a Participant's ESOP No. 1 Accounts under the Plan and such Securities are not then publicly traded,

            the Participant shall first offer the same to the Trustee and to the Company by giving the Trustee and the Company written notice disclosing:  (i) the name(s) of the proposed transferee; (ii)

            the certificate number and amount of Qualifying Employer

            Securities proposed to be transferred; (iii) the proposed price;

            and (iv) all other terms of the proposed transfer.  Within 14 days after receipt of such notice the Trustee, as directed by the Committee, and then the Company shall have the option to


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            purchase all or part of such Qualifying Employer Securities.  If the Trustee or the Company decides to exercise the option, the purchase price shall be the proposed price under the intended transferee's good faith offer to purchase the Qualifying

            Employer Securities or the fair market value of the Qualifying

            Employer Securities on the most recent Valuation Date, whichever is greater.  The Company, or the Trustee if the Committee

            directs the Trustee to exercise the Company's rights and obliga-

            tions under the option, may make payment in substantially equal annual installments over not more than five years, with payment commencing 30 days after the option is exercised if the purchase price is the most recent Valuation Date price or if such price is at least as favorable to the Participant as the proposed terms.  If payment is made in installments, the obligor shall provide adequate security and pay a reasonable rate of interest.

                 (b)  In the event neither the Trustee nor the Company

            exercises the option to purchase set forth in paragraph (a)

            above, the Participant, donee or beneficiary shall have the right to sell, encumber or otherwise dispose of Qualifying

            Employer Securities on the terms of the transfer set forth in the written notice to the Trustee, provided such transfer is effected within 14 days after the expiration of the option period and provided the same, in the opinion of counsel to the

            Company, will not require the registration of the Qualifying

            Employer Securities under any applicable federal or state secu-

            rities laws or otherwise be in contravention of such laws or in


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            any way be inconsistent with any investment representation given by the Participant.  If the transfer is not effected within such period, the Trustees and the Company must again be given an option to purchase, as provided herein.

                 (c)  All share certificates subject to the right of first

            refusal shall be endorsed on their face with a legend necessary to reflect the same.

                 7.3  Nonterminable Protections and Rights.  If the Plan

            acquires Qualifying Employer Securities with respect to ESOP No.

            1 Accounts with the proceeds of an Exempt Loan and such Loan is repaid, or the portion of the Plan constituting ESOP No. 1

            Accounts ceases to be an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)), then the put option described in Section 7.1 and the limitations on the right of first refusal under Section 7.2 must continue to apply to such

            Qualifying Employer Securities.

                 7.4  Special Rule for ESOP No. 2 Accounts and Additional

            Contribution Securities Accounts.  Notwithstanding anything to the contrary set forth herein, in no event shall the foregoing provisions of this Article VII (other than Section 7.1) apply to any Qualifying Employer Securities purchased on account of, held in, or distributed from, a Participant's ESOP No. 2 Accounts or

            Additional Contribution Securities Account.








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                                      ARTICLE VIII

                                   PAYMENT OF BENEFITS



            8.1   Form of Payment.  (a)  A Participant may elect that vested benefits  under the Plan  distributed under  Article V  shall be paid in (i) one lump sum or (ii) in parts as nearly as practical

            (annually  or more  frequently) over  a number  of years  not to exceed the joint life expectancies of the Participant's spouse.

            (b)    Benefits  paid   under  Section  5.4  on  account   of  a

            Participant's  death, shall be distributed in one lump sum or in installments over  a period not  extending beyond five  years of the  Participant's date of death unless  payment of benefits has commenced  before the Participant's date  of death in which case benefits shall be paid at  least as rapidly as under the  method of distribution  in effect on  the Participant's date  of death;

            provided, however(1) if any portion of the Participant's Account

            Balance is payable to or for the benefit of  a Beneficiary, such portion may be distributed  over a period of time  not exceeding the life  expectancy of such  Beneficiary, provided distribution

            begins  not  later  than   one  year  after  the  date   of  the

            Participant's death or such later date as applicable regulations under the Code may permit; or

                (2)     if the  Beneficiary  referred to  above is  the Par-

            ticipant's surviving  spouse, (1)  the date  on  which the  dis-

            tribution is required  to begin  shall not be  earlier than  the date on which the Participant would have attained age 70-1/2 and


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            (2) if the  surviving spouse should  die before distribution  to such spouse  begins, this Section 8.1(b)  shall apply as  if the surviving spouse were the Participant.

             (c)Distributions of benefits  from Accounts other  than    ESOP

            Accounts,  Additional  Contributions Securities  Accounts and/or

            Prior  401(k)  Plan  "A"   Accounts  shall  be  made  in   cash.

            Distributions  from  a Participant's  ESOP  Accounts, Additional

            Contributions Securities  Accounts and/or Prior 401(k)  Plan "A"

            Accounts shall  be made entirely in  Qualifying Employer Securi-

            ties  or cash, as elected  by the Participant,  except that cash distributions from ESOP Accounts, Additional Contributions Secu-

            rities  Accounts and/or Prior 401(k) Plan  "A" Accounts shall be made with respect to  fractional shares, and amounts distributed or transferred  to an  ESOP Diversification Account  pursuant to

            Section 6.3(a)(iv).   Cash distributions of  Qualifying Employer

            Securities from a Participant's  ESOP Accounts shall be effected through the  purchase by  the Plan of  such Qualifying  Employer

            Securities.  Any Qualifying  Employer Securities so purchased by the Plan,  unless purchased thereafter by the  Company, shall be held  in the  suspense account  established pursuant  to Section

            6.3(d).

                    8.2   Commencement of Benefits.   (a) Distributions from

            a Participant's Accounts other than ESOP Accounts shall commence as soon  as practicable after the Valuation Date coincident with or  next following (whichever shall first occur) the date of the

            Participant's Termination of Employment.


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            (b)In the event of a Participant's Termination of Employment  on

            account  of   death,  Disability  or  retirement   on  or  after

            attainment of Retirement Age, distributions from a Participant's

            ESOP Accounts shall  commence as soon  as practicable after  the

            Valuation  Date coincident  with  or next  following  (whichever shall first occur) the date of such Termination of Employment.

            (c)If  a  Participant's  Termination of  Employment  for reasons other than on account  of death, Disability or retirement  on or after attainment of  Retirement Age occurs (i)  prior to January

            1, 1988 or  (ii) on or after January 1, 1994, then distributions from such Participant's  ESOP Accounts shall not  commence to be payable  until after the Valuation Date  coincident with or next following  (whichever shall  first occur)  the date  such Former

            Participant incurs one (1) Break in Service  Year following such

            Termination of Employment.

            (d)Except  as otherwise  set  forth herein,  if a  Participant's

            Termination of Employment  for reasons other than on  account of death,  Disability  or  retirement  on or  after  attainment  of

            Retirement  Age occurs on or  after January 1,  1988 through and including  December  31,  1993,  then  distributions  from  such

            Participant's  ESOP Accounts  shall not  commence to  be payable until after the Valuation Date coincident with or next following

            (whichever shall  first occur) the date  such Former Participant

            incurs  five   (5)  Break   in  Service  Years   following  such

            Termination of Employment.

            (e)If the  Termination of  Employment of a  Participant who  had


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            attained  age 55 and 15 Vesting Years  of Service at the time of such Termination  of Employment, occurs  on or after  January 1,

            1988 and  through and including  December 31,  1993 for  reasons other than on account  of death, Disability or retirement  on or after attainment of Retirement Age, then distributions from such

            Participant's   ESOP  Accounts  shall  commence  to  be  payable

            hereunder as soon as practicable after  the Valuation Date coin-

            cident with or next following (whichever shall first occur) such

            Termination of Employment.  If  the Termination of Employment of

            a  Participant who had attained  15 Vesting Years  of Service at the  time of such Termination  of Employment occurs  on or after

            January  1, 1988 and through and including December 31, 1993 for

            reasons  other   than  on  account  of   death,  Disability,  or

            retirement  on  or  after  attainment of  Retirement  Age,  then distributions from such Former Participant's ESOP Accounts shall commence as soon as practicable after the Valuation Date coinci-

            dent  with or next  following (whichever shall  first occur) the date of (i) such Participant's attainment of age 55 or (ii) such

            Participant's incurring five (5)  Break in Service Years, which-

            ever is earlier.

            (f)Notwithstanding the  foregoing, if  the present value  of the

            Participant's  nonforfeitable  Account Balance  is  greater than

            $3,500,   such  distribution   may  not   commence  before   the

            Participant's  Retirement  Date without  his written  consent to such  payment; and  further provided  that such  distribution of benefits  must commence  on or  before  the sixtieth  (60th) day


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            after the last day of the Plan Year in which (a) the Participant attains his  Retirement Date, (b) the  Participant's Termination

            of Employment occurs, or  (c) the tenth anniversary of  the year in  which the  Participant commenced  participation in  the Plan occurs, whichever is latest.  Notwithstanding anything herein to the contrary,  the benefits of any Participant shall commence no later than April 1  of the calendar year following  the calendar year  in which the Participant attains age 70-1/2, regardless of his continued employment, unless he elected a later commencement date in an election made on or before December 31, 1983 pursuant to Section  242(b) of the  Tax Equity and  Fiscal Responsibility

            Act of 1982.

            (g)Notwithstanding anything set forth herein to the contrary, in no  event shall distributions  from a  Participant's ESOP  No. 1

            Contribution  Accounts commence  later  than  the date  required under Code Section 409(o).

            8.3   Inability to Ascertain  Value of Account Balance.   If the

            value of  a Participant's Account Balance  cannot be ascertained by the  date benefits  are  required to  commence as  determined pursuant  to Section 8.2, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained.

            8.4  Postponement of Commencement of Benefits  In Certain Cases.

            A  Participant who retires pursuant  to Section 5.2  on or after his  Retirement  Date may,  with the  consent of  the Committee,

            elect in writing prior to his actual Retirement Date to postpone


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            the commencement of the  payment of benefits to a  date selected by such Participant; provided, however, that such benefits shall commence not later than April 1st of the calendar year following the year in which the Participant attains age 70 1/2 and will be distributed  over a  period  not longer  than  the life  of  the

            Participant  (or the  joint  lives of  the  Participant and  his designated Beneficiary)  or over  a period not  extending beyond the  life  expectancy of  the  Participant  (or  the joint  life expectancy of the Participant and his designated Beneficiary).

            8.5   Payment or Distribution in Full  Satisfaction; Receipt and

            Release.   Any payment or  distribution to any  person having or

            claiming  to have an  interest in the  Trust Fund or  under this

            Plan  in accordance with the  provisions of this  Plan shall, to the  extent  thereof,  be  in full  satisfaction  of  all claims against the  Plan, the Trust  Fund, the Committee,  the Trustee,

            and the  Employer, any  of whom  may require  such person,  as a condition precedent to such  payment or distribution, to execute a  receipt and  release  therefor  in  such  form  as  shall  be determined by the Committee, the Trustee or the Employer, as the

            case may be.

            8.6   Benefits of Unlocated  Persons.  Each  Former Participant,

            Beneficiary  or  other  person   entitled  to  receive  benefits

            hereunder shall be responsible for furnishing the Committee with

            his  address.   If the  Former Participant, Beneficiary,  or any

            other person  entitled to benefits hereunder  cannot be located,

            the  balance in the account  of such person  shall be segregated


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






            and  invested in  an Investment Fund  selected by  the Committee until the person entitled to benefits makes claim therefor.

            8.7    Special Provisions  Applicable  to  Certain Transfers  of

            Assets from Other Plans.

            (a)Spousal  Death  Benefits.    Anything  in  this Plan  to  the

            contrary  notwithstanding, in  the event  that any Account  of a

            Participant (or a  Former Participant) is  a direct or  indirect transferee  of a  defined benefit  plan, money  purchase pension plan, stock  bonus or profit-sharing plan  which would otherwise have provided for a life annuity form of payment to the Partici-

            pant (or Former Participant), then  that portion of the Partici-

            pant's (or Former Participant's) death benefits attributable  to such Account (including the proceeds of any life insurance poli-

            cies constituting an asset of such Account) shall, unless waived in accordance with Code Sections 401(a)(11) and 417, be distrib-

            uted  to the surviving spouse of the Participant (or Former Par-

            ticipant)  in the  form  of a  qualified preretirement  survivor annuity (as defined  in Code Section 417(c))  in accordance with the provisions of Code Sections 401(a)(11) and 417.

            (b)Spousal Retirement  Benefit.   Anything in  this Plan  to the

            contrary notwithstanding,  in the event  that any  Account of  a

            Participant  (or Former  Participant)  is a  direct or  indirect transferee  of a  defined benefit  plan, money  purchase pension plan, stock bonus plan  or profit sharing plan which  would have otherwise provided for  a life  annuity form of  payment to  the

            Participant (or  Former Participant), and  such Participant  (or


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






            Former  Participant)  is  married  on  the  date  that  benefits

            commence   hereunder,   then   the   Participant's   (or  Former

            Participant's) balance  in such Account shall,  unless waived in accordance with Code Sections 401(a)(11) and 417, be distributed to  the Participant  (or Former  Participant) in  the form  of a qualified joint and survivor annuity (as defined in Code Section

            417(b))  in  accordance with  the  provisions  of Code  Sections

            401(a)(11) and 417.






































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                                       ARTICLE IX

                                 ADMINISTRATION OF PLAN



              9.1  Allocation of Powers Among Board, Trustee and Committee.

                 The Board, Trustee and the Committee shall have only those specific powers, duties, responsibilities and obligations as are specifically provided under this Plan or the Trust Agreement.

              The Board shall have the responsibility to appoint and remove the Trustee and the members of the Committee.  The Committee shall have the responsibility for the control and management of the operation and administration of the Plan, except where the

                  Committee designates other persons to discharge such

              responsibilities or where otherwise expressly provided in the

               Plan.  The Committee shall also have the responsibility to appoint and remove Investment Managers.  The Trustee shall have the responsibility with respect to the management of the assets held in the Trust Fund pursuant to the Plan, except with respect to assets held or investments directed by an Investment Manager.



              9.2  Number and Appointment of Committee.  The Committee shall consist of not less than two (2) members, who shall be appointed by the Board and serve at its pleasure.  Members of the

              Committee need not be members of the Board.  Upon the death,

            resignation or removal of any member of the Committee, the Board may, but need not, select a successor, if there are then at least two (2) members.


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






               9.3  Acceptance, Removal and Resignation of Committee.  Any

              person appointed a member of the Committee shall signify his assent by filing a written acceptance with the Board and with the Committee.  Any Committee member may be removed at any time by the Board, with or without cause and written notice thereof shall be sent to the member and the Committee.  Any member of the Committee may resign by delivering his written resignation to the Board and to the Committee.

            9.4  Organization of Committee and Meetings.  The members of the

             Committee may elect a Chairman, and a Secretary who may be, but need not be, one of the members of the Committee.  The Committee shall hold meetings upon notice at such place or places, and at such time or times as it may from time to time determine.  Such notice may be oral, by telecopy, telegraphic or written.  Such notice shall be duly served on or sent or mailed to each member at least one (1) day before such meeting. Meetings may be held at any time without notice if all the members are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

                9.5  Committee Actions.  A majority of the members of the

              Committee at the time in office shall constitute a quorum for the transaction of business.  All resolutions or other actions taken by the Committee at any meeting shall be by the vote of a majority of the members present at the meeting, unless unanimous action is expressly provided for herein.  Resolutions may be adopted or other action taken without a meeting upon written


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






                  consent signed by all the members of the Committee.

               9.6  Execution of Documents.  The Committee may sign, by an authorized member or members, any document as and in the name of the Committee, and the Committee may designate the member,

             members, person or persons who may execute any document in the name of the Committee.

            9.7  Agent for Service of Process.  The Plan Administrator shall be the agent to receive service of legal process

                               with respect to the Plan.

             9.8  General Powers of Committee.  The Committee shall, except as otherwise expressly provided herein, have full authority and responsibility to control and manage the operation and

            administration of the Plan in accordance with its provisions and under laws applicable to the Plan.  The powers and duties of the

            Committee shall include, but not be limited to, the following:

                           (a)  To designate such accountants, consultants,

              administrators, counsel, custodians or investment advisors or such other persons it deems necessary or advisable, who, except for such custodians, shall serve the Committee as advisors only and shall not exercise any discretionary authority,

               responsibility or control with respect to the management or administration of the Plan.

                           (b)  To construe and interpret the provisions of

               the Plan.  Said constructions and interpretations shall be consistent with regulations promulgated pursuant to the Code,

                    ERISA and any other applicable federal statute.


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






                            (c)  To determine all benefits and resolve all

              questions arising from the administration, interpretation and application of Plan provisions, either by general rules or by particular decisions in a nondiscriminatory manner.

                            (d)  To advise the Trustee or other disbursing

               entity in writing with respect to all benefits which

            become payable under the Plan, and to direct the Trus

              tee or disbursing entity as to the manner in which

                             such benefits are to be paid.

                            (e)  To adopt such forms and regulations as

             deemed advisable for the administration of the Plan

                            and the conduct of its affairs.

                           (f)  To designate one or more Investment Manag

                                         ers.

                            (g)  To divide or allocate assets held in the

             Trust Fund and assign each portion to an Investment Manager.

                           (h)  To designate a Plan Administrator by unani

                                    mous approval.

                          (i)  To remedy any inequity resulting from incor-

                  rect information received or communicated or as a con

                           sequence of administrative error.

                           (j)  To assure that its members, the Trustee and

              every other person who handles funds or other property of the

                          Plan are bonded as required by law.

                           (k)  To settle or compromise any claim or debts

                 arising from the operation of the Plan and to commence


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






                  or defend any claims in any legal or administrative

                                      proceeding.

                           (l)  To establish a funding policy and method to

                 determine the long and short-term growth and liquidity

                    objectives of the Plan and to advise the Trustee

                 and/or Investment Manager of such policy in order that

                 the investment policy of the Trustee and/or Investment

                  Manager shall be appropriately coordinated with the

                          requirements and needs of the Plan.

                           (m)  To keep necessary records and data for the

                          proper administration of the Plan.

                 9.9  Allocation of Powers Among Committee Members.  The

               Committee may allocate specific duties and powers among its members by written resolution, adopted and executed by approval of a majority of the Committee.  Such resolution shall remain in effect until rescinded by a majority of the members of the Com-

               mittee.  Upon adoption, the member or members so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such specific responsibilities.  All other members, except as provided under Section 10.15, shall be relieved from responsibility and liability for any act or omis-

                          sion resulting from such designation.

               9.10  Delegation of Powers by Committee.  The Committee may

              designate any person, orally or in writing, to discharge any responsibilities which the Committee determines are adminis-

            trative or ministerial in nature and are designed to implement a policy, interpretation, plan, practice or procedure established by the Committee.

                   9.11  Claims For Benefits and Appeals.  Claims for

               benefits shall be treated in accordance with the following rules:

                             (a)  Benefits hereunder may be paid only after

                 receipt by the Committee of a completed application on

                         a form to be supplied by the Committee.

                            (b)  The Committee shall, by a majority, desig-

                  nate an employee of a member of the Controlled Group

                 who may be one of their number to pass upon claims for

                                   benefits hereunder.

                           (c)  If the claim is denied in whole or part, the

                 Claims Supervisor shall so notify the claimant within

                              sixty (60) days of the claim.

                             (d)  The notice of claim denial shall, in lan-

                  guage calculated to be understood by the claimant:

                              (i)Specify the reason for the denial;

                            (ii)Specify the pertinent Plan provisions

                                on which the denial is based;

                          (iii)Furnish a description of any additional

                      material or information necessary for the claimant

                   to perfect the claim and provide an explanation of

                   why such material or information is necessary; and

                            (iv)Furnish an explanation of the review

                     procedure more fully set forth in Subparagraph


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






                                         (e).

                            (v)  A failure to furnish a written notice

                    of the acceptance or denial of the claim within

                   sixty (60) days of the receipt of the claim shall

                        be deemed to be a denial of the claim.



                          (e)  Upon denial of any claim, the claimant or

                           his duly authorized representative:

                        (i)Shall be afforded the opportunity, upon  request,

                       to review the Plan and any other pertinent

                                      documents.

                            (ii)May request a review by the entire Commit

                  tee of the denial by filing within seventy-five (75)

                days of such denial a written request for a review and/or

                hearing, and may, if desired, submit a written statement

               together with such request for review.  The Committee shall order a hearing within thirty (30) days after receipt of the request for review, if in its sole judgment, a hearing is

                                      warranted.

                           (f)  A decision on the appeal shall be made

                 no later than sixty (60) days after the receipt of the

                  request for review unless there is a need to hold a

                 hearing which requires an extension of time, or other

                 special circumstances arise, in which event a decision

                   shall be rendered no later than one-hundred twenty

                 (120) days after receipt by the Committee of a request


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






                                      for review.

             9.12  Basic Fiduciary Responsibilities.  All Fiduciaries shall exercise their duties with respect to the Plan in accordance with the instruments governing the Plan (as construed, when necessary, by the Committee) and solely in the interest of

             Participants, Former Participants, and their Beneficiaries for the exclusive purposes of providing benefits to Participants,

               Former Participants, and their Beneficiaries and defraying reasonable expenses of administering the Plan (except where otherwise expressly provided herein or otherwise provided by law) and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.



               9.13  Co-Fiduciary Liability.  In addition to any liability arising from a breach of the duties set forth in Section 9.12, a

                   Fiduciary shall be liable for a breach of fiduciary

                     responsibility by another Fiduciary only if:

                         (a)He knowingly participates in or undertakes to

                        conceal an act or omission of such other Fiduciary,

                          knowing such act or omission is such a breach;

                       (b)By his failure to comply with said Section 9.12 in

                        the administration of his specific responsibilities

                         giving rise to his status as a Fiduciary, he has

                       enabled such other Fiduciary to commit such a breach;


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






                                                or

                        (c)He has knowledge of such a breach by such other

                       Fiduciary and does not make reasonable efforts under

                             the circumstances to remedy the breach;

                         provided, however, that if one or more Investment

                        Managers have been appointed, then notwithstanding

                         Subparagraphs (b) or (c) of this Section 9.13, no

                      Fiduciary shall be liable for the acts or omissions of

                                    such Investment Managers.

                         9.14  Review Where Duties or Responsibilities Are

                             Allocated or Delegated.  If any duties or

                        responsibilities are allocated or delegated to any

                      person by the Committee pursuant to Sections 9.9, 9.10

                       or 9.11, the Committee shall periodically review the

                       performance of such person.  Depending upon the cir-

                        cumstances, this requirement may be satisfied by a

                       formal review by the Committee at such time or times

                         as the Committee in its discretion may determine,

                       through day-to-day contact and evaluation, or in any

                        other appropriate way determined by the Committee.

                        9.15  Fiduciary Liability In Event of Allocation or

                         Delegation of Responsibilities.  Notwithstanding

                        anything to the contrary, if responsibilities have

                        been allocated or delegated to another pursuant to

                      Sections 9.9, 9.10 or 9.11, then a Fiduciary shall not

                        be liable for an act or omission of such person in


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                       carrying out the responsibility except to the extent

                        that it is established that the Fiduciary (a) would

                          otherwise be liable under Section 9.13, or (b)

                         violated the duties set forth in Sections 9.12 or

                         9.14, or both, with respect to such allocation or

                         designation with respect to the establishment or

                         implementation of the allocation procedure, or in

                            continuing the allocation or designation.

                        9.16  No Compensation For Committee Membership.  No

                      member of the Committee shall receive any compensation

                                    for his services as such.

                        9.17  Committee Member as Participant.  A Committee

                        member may be a Participant hereunder, except that

                          such person may not make decisions and execute

                         instruments as a Committee member with respect to

                        matters relating solely to his own participation.

                       9.18  Payment of Expenses.  Any expenses incurred by

                       the Committee shall be paid by the Trust Fund unless

                                    paid for by the Employer.

                      9.19  Withholding of Benefits in the Event of Dispute.

                       In the event any dispute shall arise as to the person

                        to whom payment of any benefits hereunder shall be

                         made, or as to the person to whom delivery of any

                       property shall be made by the Trustee, the Committee

                      may direct the Trustee to withhold such payment and/or

                      delivery until such dispute shall have been determined


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                        by a court of competent jurisdiction or shall have

                             been settled by the parties concerned.

                      9.20  No Discrimination.  The Committee shall not take

                          any action which would result in benefiting one

                      Participant or group of Participants at the expense of

                       another, or in discrimination as between Participants

                      similarly situated, or by the application of different

                          rules to substantially similar sets of facts.

                      9.21  Indemnification of Fiduciaries.  Except for lia-

                         bility resulting from gross negligence or willful

                        misconduct, to the extent not insured against by a

                       member of the Controlled Group, the Company shall, to

                       the full extent permitted by law, indemnify and hold

                       harmless all Fiduciaries who are employees or members

                           of the board of directors of a member of the

                       Controlled Group against all liabilities incurred in

                             connection with the control, management,

                         administration and operation of the Plan and with

                       respect to the appointment of an Investment Manager.

                       9.22  Right of Board to Transfer Power.  Wherever the

                        Board is given a power or duty under the Plan, the

                       Board may by general resolution or with respect to a

                      specific matter or matters transfer that power or duty

                        to the Committee or to any committee of the Board,

                        subject to the right of the Board to terminate such

                                      transfer at any time.


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                       9.23  Conclusive Effect of Committee Decisions.  The

                       determination of the Committee made in good faith as

                      to any question arising hereunder, including questions

                        of construction, administration and interpretation,

                          shall be final and conclusive upon all persons,

                        including, but not by way of limitation, Employers,

                      Trustees, Fiduciaries, Investment Managers, Employees,

                         Participants, Former Participants, Beneficiaries,

                       heirs, distributees and the legal representatives of

                                        all such persons.


































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                                             ARTICLE X

                                       AFFILIATED EMPLOYERS



                           10.1  Adoption of Plan and Trust By Members of

                      the Controlled Group.  Any member of the Controlled

                      Group may, with the approval of the Board, adopt this

                      Plan and become a party to the Trust Agreement, on

                      such terms and conditions as the Board may specify.

                           10.2  Appointment of Company as Agent of Adopting

                      Employers.  Any member of the Controlled Group which

                      becomes an Employer pursuant to Section 10.1 shall be

                      deemed to have appointed the Company as its agent with

                      respect to all matters pertaining to the Plan, Trust

                      Agreement and Trust Fund such as but not limited to,

                      the appointment of Committee members and Trustee, and

                      shall be deemed to have adopted all amendments to the

                      Plan and Trust Agreement which are adopted by the

                      Company, unless such Employer takes specific action to

                      the contrary.

                           10.3  Right of Employer To Withdraw From or

                      Terminate Participation.  Any Employer may, upon

                      thirty (30) days notice, withdraw from or terminate

                      its participation in the Plan.

                           10.4  Procedure Upon Withdrawal From

                      Participation.  Upon the withdrawal from participation

                      in the Plan by an Employer, the Trustee shall


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                      segregate the share of the assets of the Trust Fund

                      allocable to the Accounts of the Participants who are

                      Employees of the withdrawing Employer.  Such assets

                      may be transferred by the Trustee to a trust

                      established by the withdrawing Employer ("Transferee

                      Trust").  Such transfer shall be conditioned upon

                      receipt from the Internal Revenue Service of a

                      determination that the Transferee Trust is exempt

                      under Code Section 501(a), and upon any other

                      approvals or conditions as may be reasonably required

                      by the Company, the Committee or the Trustee.

                           10.5  Procedure Upon Termination of Plan by

                      Employer.  Upon the termination of the Plan with

                      respect to an Employer, the Trustee shall segregate

                      the share of the assets of the Trust Fund allocable to

                      the Accounts of the Participants who are Employees of

                      the terminating Employer and shall distribute said

                      Accounts in accordance with Section 12.6, provided,

                      however, in the case of any Employees of said

                      terminating Employer who are Employees of an Employer

                      which remains an Employer, the Accounts shall be

                      retained in the Trust Fund and distributed to such

                      Employees when they cease to be Participants

                      hereunder.






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                                            ARTICLE XI

                                         AMENDMENT OF PLAN

                      11.1  Amendment of Plan.  Subject to the limitations

                      and provisions herein contained, the Board, by

                      resolution duly passed, shall have the power, at any

                      time and from time to time, to modify, alter or amend

                      the Plan in any manner which it deems desirable,

                      including, but not by way of limitation, the right to

                      increase or decrease contributions, to provide a

                      different benefit formula, to change any provision

                      relating to the distribution or payment, or both, of

                      any of the assets of the Trust.  In no event shall

                      Section 4.2(d) of the Plan be amended more than once

                      in any six (6) month period other than to comply with

                      the Code, ERISA, or the rules thereunder.

                           11.2  Amendment to Qualify the Plan and to Exempt

                      the Trust Under Internal Revenue Code.

                      Notwithstanding any other provision to the contrary,

                      the Committee shall have the power to amend the Plan

                      approved by the Commissioner of Internal Revenue under

                      the provisions of the Code, to keep the Plan so

                      approved, and to maintain the Trust provided for

                      herein as an exempt trust under the law or any

                      regulations or rulings promulgated thereunder.

                           11.3  Limitations.  The Company shall not have

                      the right to amend the Plan and Trust in the following


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                      respects:

                                (a)  No amendment may be made to the Plan or

                      Trust Agreement which shall vest in the Company or any

                      other Employer, directly or indirectly, any interest

                      in, or ownership of, any of the present or subsequent

                      funds set aside for Participants, Former Participants

                      or their Beneficiaries pursuant to the Trust, except

                      as otherwise expressly provided herein;

                                (b)  No part of the Trust Fund shall by

                      reason of any amendment, be used for or diverted to

                      purposes other than for the exclusive benefit of

                      Participants, Former Participants or their

                      Beneficiaries or for administration expenses of the

                      Trust, except as otherwise expressly provided herein;

                                (c)  No amendment shall deprive any

                      Participant, Former Participant or Beneficiary of any

                      of the benefits to which he is entitled under the

                      Trust Fund with respect to contributions previously

                      made;

                                (d)  No amendment shall be made which will

                      increase the powers, duties and liabilities of the

                      Trustee without its written consent.

                 11.4  Election For Certain Members If Amendment To Vesting

            Schedule.  In the event of an amendment which changes the

            vesting schedule contained herein, any Participant who has been credited with not less than three (3) Years of Service as of the


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            end of the "Election Period" set forth below may make an

            irrevocable election during such Election Period to have his benefit determined under the pre-amendment vesting schedule with respect to such Participant's Account Balance, including any adjustments thereto after the amendment.  The Election Period shall begin no later than the date the Plan amendment is adopted by the Board and shall end on the latest of:  (a) sixty (60)

            days after the amendment is adopted, (b) sixty (60) days after the effective date of the amendment, or (c) sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

                 11.5  Merger or Consolidation of Plan or Transfer of

            Assets.  A merger of the Plan with any other plan described in

            Code Section 401(a) or a merger of any Employer with any other entity shall not in and of itself result in the termination of the Plan with respect to any Employer or group of Employees.

            However, in the event that the Plan is merged or consolidated with another plan, or in the event of a transfer of the assets or liabilities held pursuant to the Plan to another plan, each

            Participant must be entitled to a benefit under such other plan immediately after such merger, consolidation or transfer which is at least equal to the value of his Account under the Plan if the Plan terminated immediately before such merger, consolida-

            tion or transfer of assets.






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                                       ARTICLE XII

                            DISCONTINUANCE OF CONTRIBUTIONS
                            AND TERMINATION OF PLAN AND TRUST

                 12.1  Intent.  The Company intends that (i) the ESOP No. 1

            Accounts portion of the Plan shall constitute an employee stock ownership plan within the meaning of Code Section 4975(e)(7) and

            (ii) the ESOP No. 2 Accounts portion of the Plan shall

            constitute a stock bonus plan.

                 12.2  Termination of Plan by the Company.  The Board shall have the power at any time and for any reason to terminate the

            Plan by an appropriate resolution or resolutions which shall specify the date of termination.

                 12.3  Vesting Upon Termination of Plan.  Except as

            otherwise set forth in this Section 12.3, upon the complete or partial termination of the Plan for any reason whatsoever, or the complete discontinuance of contributions, the balance in each Participant's or Former Participant's Account (after pay-

            ment of all expenses and proportional adjustment of Partici-

            pants' Accounts to reflect such expenses, profits, losses and reallocations of forfeitures of the Trust Fund) shall become fully vested and nonforfeitable and each Participant or Former

            Participant or Beneficiary thereof shall be entitled to receive the amount credited to his account in the Trust Fund subject to any further expenses, profits and losses which may occur prior to actual distribution.  Notwithstanding the foregoing, in the event of a partial termination of the Plan, the full vesting and



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            non-forfeitable rights set forth in the preceding sentence shall apply only to the portion of the Plan that is terminated.

                 12.4  Continuance of Trust Fund After Termination of Plan.

            After termination of the Plan for any reason, the Employer shall make no further contributions thereunder.  However, unless the

            Committee in its sole discretion directs otherwise, the Trust

            Fund shall remain in existence and all of the other provisions of the Plan shall remain in force which are necessary in the opinion of the Trustee, other than the provisions for the

            contributions by the Employer and forfeitures of Participants'

            interests.

                 12.5  Administration.  All of the assets on hand on the

            date of the termination of the Plan as aforesaid shall be held,

            administered and distributed by the Trustee in the manner

            provided in the Plan.

                 12.6  Distribution of Trust Fund Assets.  Notwithstanding

            Sections 12.2 and 12.3, upon the complete or partial termination of the Plan, the termination of an Employer's participation in the Plan by such Employer, or the complete discontinuance of contributions to the Plan, the Committee may direct the Trustee to distribute the accounts of each affected Participant, Former

            Participant or Beneficiary in accordance with the provisions of

            Article VIII.  If a Former Participant or Beneficiary dies before the amount in his account has been completely

            distributed, the balance shall be paid to his Beneficiary in a lump sum.  In the event there are no Committee members acting


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            hereunder after termination of the Plan, the Trustee may exer-

            cise the powers of the Committee under this Section 12.6.  In addition, if there is not a quorum of the Board acting at any time sufficient to exercise the powers of the Board with respect to the Plan and Trustee, the Trustee may exercise such powers,

            including, but not limited to, the power to terminate the Trust

            Fund.








































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                                      ARTICLE XIII

                       CERTAIN PROVISIONS AFFECTING THE EMPLOYER



            13.1  No Contract Between Employer and Employee.  The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, or an inducement or condition of the

            Employment of any person.  Nothing contained in this Plan nor any action taken hereunder shall be deemed to give to any

            Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any

            Employee at any time, nor shall it be deemed to give to the

            Employer the right to require the Employee to remain in his employ, nor shall it interfere with the Employee's right to ter-

            minate his employment at any time.

                 13.2  Employer Not Liable for Benefit Payments.  All

            benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and the Employer assumes no lia-

            bility or responsibility therefor.

                 13.3  Information to be Furnished by the Employer.  As soon as practicable after the close of each Plan Year for which the

            Employer shall make a contribution to the Trustee, the Employer shall deliver to the Committee and Trustee a full and complete list of all Employees entitled to participate in the Plan and any necessary information pertaining thereto.  Whenever

            requested by the Trustee, the Employer shall furnish to the Com-


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            mittee and Trustee such other information as may be necessary for either of them to perform their duties in accordance with the provisions of the Plan.

                 13.4  Reliance on Written Communications.  The Committee,

            the Trustee and the Employer and its officers and directors,

            shall be fully protected in acting or refraining to act in reliance upon any writing, including but not by way of limita-

            tion, any certificate, notice, resolution, request, consent,

            order, direction, report, appraisal, opinion, telecopy, tele-

            gram, cablegram, radiogram, letter, paper, instrument or docu-

            ment, believed by them or any of them to be genuine and to be signed or presented by the proper person or persons, and none of them shall be under any duty to make any investigation or

            inquiry as to any statement contained in any of such writings but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.  Any of them, in his or their discretion, may in lieu thereof accept other evi-

            dence of the matter or may require such further evidence of the matter as to him or them may seem reasonable.
















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                                       ARTICLE XIV

                                MISCELLANEOUS PROVISIONS



            14.1  No Diversion of Trust Fund.  It shall be impossible under any conditions, for any part of the corpus or income of the

            Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants, Former Par-

            ticipants or their Beneficiaries, including the payment of the expenses of the administration of the Plan or of the Trust Fund or both.

                 14.2  Non-Alienation of Benefits.  Subject to the receipt

            by the Committee of a Qualified Domestic Relations Order (as

            defined in Section 14.3), the right of any Participant, Former

            Participant or his Beneficiary in any benefit, payment or to any separate account under the Plan or Trust Fund shall not be subject to alienation or assignment, and if such Participant,

            Former Participant or Beneficiary shall attempt to assign,

            transfer or dispose of such right or should such right be sub-

            ject to attachment, execution, garnishment, sequestration or other legal, equitable or other process, it shall ipso facto pass to such person or persons as may be appointed by the Com-

            mittee from among the Beneficiaries, if any, theretofore desig-

            nated by such Participant or Former Participant and the spouses and blood relatives of such Participant or Former Participant,

            provided, however, that the Committee, in its sole discretion,

            may reappoint the Participant or Former Participant to receive


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            any payment thereafter becoming due either in whole or in part.

            Any appointment made by the Committee hereunder may be revoked by the Committee at any time and a further appointment made by

            it.

                 14.3  Qualified Domestic Relations Order.  "Qualified

            Domestic Relations Order" means any judgment, decree or order

            (including approval of a property settlement agreement) which has been determined by the Committee, in accordance with the procedures established under the Plan, to constitute a Qualified

            Domestic Relations Order within the meaning of Code Section

            414(p)(1).

                 14.4  Mailing of Policies, Payments and Notices.  The

            Committee, Trustee or the Company may deliver any policy, pay-

            ment, check, notice or other property required to be delivered hereunder or under the Trust Fund by mailing same to the person to whom such delivery is to be made.  Where delivery is made by mail, it shall be deemed to have been so sent if enclosed in a securely sealed, postpaid wrapper and deposited in a United

            States Post Office Department Mailbox, addressed to the person to whom it is to be mailed at such address as may have been last furnished to the Committee or the Trustee, or, if no such

            address shall have been so furnished, to such person in care of the Employer.  Neither the Committee nor the Trustee shall be required to make any investigation to determine the mailing address of any person entitled to benefits hereunder.

                 14.5  Necessary Parties in Certain Actions and Proceedings.


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






            In any action or proceeding affecting all or any part of the

            Plan or Trust Fund or the administration thereof, or for the settlement of the Trustee's accounts or for the determination of any factual question or question of construction which may arise or for instructions to the Trustee, the only necessary parties shall, except as otherwise required by law, be the Company, the

            Committee and the Trustee.

                 14.6  Internal Revenue Service Approval.  The Plan and its

            related Trust Fund are contingent upon and subject to the

            obtaining of the initial approval of the Internal Revenue Ser-

            vice as may be necessary to establish the deductibility for income tax purposes of contributions made by the Employer under the Plan and Trust Fund under Code Sections 401 and 501, or of any similar provision hereinafter adopted.  The Plan and Trust

            Fund shall be interpreted and administered in a manner consis-

            tent with such qualification and exemption.

                 14.7  Binding Nature of Agreement.  This Plan shall be

            binding upon the heirs, executors, administrators, successors and assigns of any and all parties hereto present and future.

                 14.8  Construction.  Where any legal question pertaining to the Plan and Trust involves the law of any state, it shall be determined in accordance with the laws of the State of New York.



                 14.9  Headings.  The headings and articles are included

            solely for convenience or reference, and if there is any

            conflict between such headings and the text, the text shall


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            control.

                 14.10  Gender and Number.  The masculine gender shall

            include the feminine, the feminine gender shall include the mas-

            culine and the singular shall include the plural unless the con-

            text clearly indicates otherwise.

                 14.11  Provisions Severable.  In the event that any

            provision of this Plan shall be determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be sever-

            able and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted therein.
































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